UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUNPOWER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS

TO ALL SUNPOWER STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (“Annual Meeting”) of SunPower Corporation, a Delaware corporation, will be held on:

Date:	Friday, May 4, 2007

Time:	12:00 p.m. Pacific Time

Place:	198 Champion Court, San Jose, California 95134

Items of Business:	1. The election of five directors to serve on our board of directors (the “Board”) for fiscal year 2007;

2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2007;

3.      The adoption of the Amended and Restated SunPower Corporation 2005 Stock Incentive Plan to increase by 925,000 the number of class A shares of common stock reserved for issuance under the plan, to make certain changes to the compensation of directors under the plan and to make certain other technical amendments to the Plan; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. This Notice of Annual Meeting, the proxy statement and form of proxy are first being mailed to stockholders on or about April 4, 2007.

All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on March 21, 2007 (“Record Date”) are entitled to receive notice of, and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Any registered stockholder in attendance at the Annual Meeting and entitled to vote may do so in person even if such stockholder returned a proxy.

FOR THE BOARD OF DIRECTORS

/s/ Bruce Ledesma Bruce R. Ledesma
Corporate Secretary

San Jose, California

April 4, 2007

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE PROXY CARD. ANY ONE OF THESE METHODS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED TO THE PROXY CARD ENVELOPE IF MAILED IN THE UNITED STATES.

SUNPOWER CORPORATION

3939 North First Street

San Jose, California 95134

PROXY STATEMENT FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of SunPower Corporation, a Delaware corporation, is furnishing this proxy statement and enclosed proxy card to you in connection with its solicitation of proxies to be used at SunPower Corporation’s Annual Meeting of Stockholders to be held on May 4, 2007, or at any adjournment(s), continuation(s) or postponement(s) of the meeting (the “Annual Meeting”).

We use a number of abbreviations in this proxy statement. We refer to SunPower Corporation as “SunPower,” “the Company,” or “we,” “us” or “our.” The term “proxy solicitation materials” includes this proxy statement, the Notice of Annual Meeting, and the enclosed proxy card. References to “fiscal 2006” mean our 2006 fiscal year, which began on January 1, 2006 and ended on December 31, 2006.

Our principal executive offices are currently located at 3939 North First Street, San Jose, California 95134 and our telephone number is (408) 240-5500.

The proxy solicitation materials are first being mailed to stockholders on or about April 4, 2007.

Record Date and Shares Outstanding

Stockholders who owned shares of our common stock, par value $0.001 per share, at the close of business on March 21, 2007, which we refer to as the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 77,377,029 shares of common stock outstanding. Our shares of common stock are divided into class A and class B shares.

Classes of Common Stock	Number of Shares Outstanding	Ownership Percentage
Class A—Non Affiliates	12,666,683	16.4%
Class A—Affiliates	12,677,059	16.4%
Class B(1)	52,033,287	67.2%
Total	77,377,029	100.00%

Voting

Each holder of shares of class A common stock is entitled to one vote for each share of class A common stock held as of the Record Date, and each holder of shares of class B common stock is entitled to eight votes for each share of class B common stock held as of the Record Date. The class A common stock and class B common stock are voting as a single class on all matters described in this proxy statement. Cumulating votes is not permitted under our Bylaws.

(1)	As of the Record Date, Cypress Semiconductor Corporation, or Cypress, was the beneficial owner of 52,033,287 shares of our class B common stock. The amount of shares owned by Cypress represents 67.2% beneficial ownership and 94.3% voting rights regarding SunPower because our class B common stock is entitled to eight votes per share, while our class A common stock, which is held by all stockholders other than Cypress, is entitled to one vote per share.

Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are distinctions between shares held of record and those beneficially owned.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record and these proxy solicitation materials are being sent to you directly by us.

Beneficial Owner. If your shares are held in a stock brokerage account, or by a bank or other nominee (also known as shares registered in “street name”), you are considered the beneficial owner of such shares held in street name, and these proxy solicitation materials are being forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting. Your broker, bank or other nominee will enclose a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

How To Vote

If you hold shares directly as a stockholder of record, you can vote in one of the following three ways:

(1) Indicate your vote on each proxy card you receive, then sign, date and return it in the prepaid envelope.

(2) Vote via the Internet or telephone voting system more fully described on your proxy card.

(3) Vote in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification and your holding of SunPower stock as of the Record Date.

If you hold shares beneficially in street name, you may submit your voting instructions in the manner prescribed by your broker, bank or other nominee. Shares registered in street name may be voted in person by you only if you obtain a signed proxy from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares. You may contact your broker, bank or other nominee to obtain a proxy card, bring it with you and vote your shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Quorum

A quorum, which is the holders of at least a majority of our stock issued and outstanding and entitled to vote as of the Record Date, is required to be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting (and are the stockholder of record for your shares), if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Votes against a particular proposal will also be counted both to determine the presence or absence of a quorum and to determine whether the requisite number of voting shares has been obtained.

All shares owned by you of record as of the close of business on the Record Date may be voted. You may cast one vote per share of class A common stock and eight votes per share of class B common stock with respect to each proposal.

Votes Required

Election of a director requires the affirmative vote of the holders of a plurality of votes represented by the shares present in person or represented by proxy at a meeting at which a quorum is present. The five persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. The affirmative vote of the holders of a majority of our stock having voting power and present in person or represented by proxy at the Annual Meeting, and actually voting on such proposals, is required to approve Proposal Two—the ratification of the appointment of our independent registered public accounting firm, and Proposal 3—the adoption of the Amended and Restated SunPower Corporation 2005 Stock Incentive Plan.

Treatment of Broker Non-Votes; Abstentions

“Broker non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, “broker non-votes” are not included in the tabulation of the voting results on any issues requiring the approval of the holders of a majority of our stock having voting power and present in person or represented by proxy at the Annual Meeting, and actually voted on such proposals. “Broker non-votes,” therefore, do not have the effect of votes in opposition to such proposals. With respect to Proposals Two and Three, “broker non-votes” and abstentions have no effect. With respect to Proposal One, election of a director requires the affirmative vote of the holders of a plurality of the shares present, so the five persons receiving the greatest number of votes at the Annual Meeting will be elected as directors. Since only affirmative votes count for this purpose, neither “broker non-votes” nor abstentions will affect the outcome of the voting on Proposal One.

How Your Proxy Will Be Voted

If you complete and submit your proxy card, the shares represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you submit your proxy card by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted in favor of Proposals One, Two, and Three. In addition, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the Board. We have not received notice of any other matters that may properly be presented at the Annual Meeting.

Revoking Your Proxy

You may revoke your proxy at any time prior to the date of the Annual Meeting by: (1) submitting a later-dated vote in person at the Annual Meeting, via the Internet, by telephone or by mail; or (2) delivering instructions to us at 3939 North First Street, San Jose, California 95134 to the attention of our Corporate Secretary. Any notice of revocation sent to us must include the stockholder’s name and must be actually received by us prior to the Annual Meeting to be effective. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. If you intend to revoke your proxy by voting in person at the Annual Meeting, you will be required to give oral notice of your intention to do so to the Inspector of Elections at the Annual Meeting. If your shares are held in “street name,” you should follow the directions provided by your broker, bank or other nominee regarding how to revoke your proxy.

Solicitation of Proxies

We will pay for the cost of this proxy solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy solicitation materials to such beneficial owners. Proxies may also be solicited personally or by telephone, telegram, or facsimile by certain of our directors, officers, and regular employees, without additional compensation.

Submission of Stockholder Proposal for the 2008 Annual Meeting

As a SunPower stockholder, you may submit a proposal, including director nominations, for consideration at future annual meetings of stockholders.

Stockholders Proposals: For stockholder proposals to be considered for inclusion in our 2008 proxy statement, the written proposal must be received by our Corporate Secretary, at our corporate offices at 3939 North First Street, San Jose, California 95134, no later than December 6, 2007. The corporation has discretionary power to consider stockholder proposals submitted after February 19, 2008. If the date of the 2008 annual meeting is moved more than 30 days before or after the anniversary date of the 2007 Annual Meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy solicitation materials for the 2008 annual meeting. Such proposals will also need to comply with Securities and Exchange Commission regulations, such as Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in any company-sponsored proxy material.

Nomination of Director Candidates: Our Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. Such nominations should be directed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, SunPower Corporation, 3939 North First Street, San Jose, California 95134. In addition, the stockholder must give notice of a nomination to our Corporate Secretary, and such notice must be received within the time period described above under “Stockholder Proposals.” Any such proposal must include the following:

(1) The nominee’s name, age, nationality, business and residential address;

(2) The nominee’s principal occupation and employment;

(3) The class and number of shares of stock owned beneficially or of record by the nominee; and

(4) Any other information required to be disclosed in the proxy statement.

The stockholder’s notice must also include the following information for the stockholder giving the notice and the beneficial holder, if any, on whose behalf the nomination or proposal is being made:

(1) Their names and addresses;

(2) The classes and numbers of shares of stock owned beneficially and of record by them;

(3) A description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are being made;

(4) A representation that they intend to appear in person or by proxy at the Annual Meeting to nominate the person named in the notice;

(5) A representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and

(6) Any other information that would be required to be included in the proxy statement.

If a director nomination is made pursuant to the process set forth above, the Nominating and Corporate Governance Committee of the Board will apply the same criteria in evaluating the nominee as it would any other board nominee candidate, and will recommend to the Board whether or not the stockholder nominee should be included as a candidate for election in our proxy statement. The nominee and nominating stockholder should be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation. The Board shall make the final determination whether or not a nominee will be included in the proxy statement and on the proxy card for election.

Once either a search firm selected by the Nominating and Corporate Governance Committee or a stockholder has provided our Nominating and Corporate Governance Committee with the identity of a prospective candidate, the Nominating and Corporate Governance Committee communicates the identity and known background and experience of the candidate to the Board. If warranted by a polling of the Board, members of our Nominating and Corporate Governance Committee and/or other members of our senior management may interview the candidate. If the Nominating and Governance Committee reacts favorably to a candidate, the candidate is next invited to interview with the members of the Board who are not on the Nominating and Governance Committee. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for directorship. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that we will be best served if our directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

Directors’ Attendance at Our Annual Meetings

Although we do not have a formal policy that mandates the attendance of our directors at our annual stockholder meetings, our directors are encouraged to attend.

Voting Results

We will announce preliminary voting results at the 2007 Annual Meeting and publish final results in SunPower’s Quarterly Report on Form 10-Q for the second quarter of fiscal year 2007.

A copy of our Annual Report on Form 10-K has been mailed with this proxy statement to each stockholder. A stockholder may also request a copy of our Annual Report on Form 10-K in a writing addressed to our Corporate Secretary at 3939 North First Street, San Jose, California 95134. Upon receipt of such request, we will provide a copy of our Annual Report on Form 10-K without charge, including the financial statements required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 of the Securities Exchange Act of 1934 (“Exchange Act”) for our fiscal year 2006. Our Annual Report on Form 10-K is also available on our website at http://investors.sunpowercorp.com/sec.cfm.

CORPORATE GOVERNANCE

GENERAL INFORMATION

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board has established committees to ensure that we maintain strong corporate governance standards. The charters of our Board committees are available on our website at http://investors.sunpowercorp.com/documents.cfm. You may also request copies of our committee charters by writing to SunPower Corporation, 3939 North First Street, San Jose, California 95134, Attention: Corporate Secretary.

We have adopted a Code of Business Conduct and Ethics that is applicable to our officers, directors, and employees (including our principal executive officer, principal financial officer and principal accounting officer), and is designed to promote compliance with the laws applicable to our business, accounting standards, and proper and ethical business methods and practices. Our Code of Business Conduct and Ethics is available on our website at http://investors.sunpowercorp.com/ governance.cfm under the link for “Code of Conduct.” You may also request a copy by writing to us at SunPower Corporation, 3939 North First Street, San Jose, California 95134, Attention: Corporate Secretary.

BOARD STRUCTURE

Determination of Independence

It is our policy that a majority of our directors be independent. Our Board has determined that three of our five directors, namely Mr. W. Steve Albrecht, Ms. Betsy S. Atkins, and Mr. Pat Wood III, meet the standards for independence as defined by current listing standards of the Nasdaq Stock Market LLC and rules and regulations of the Securities Exchange Commission. Our Board has also determined that Mr. Thomas H. Werner, our Chief Executive Officer, and Mr. T.J. Rodgers, the Chairman of our Board, and President and Chief Executive Officer of our majority stockholder, Cypress Semiconductor Corporation, are not “independent” as defined by current listing standards of the Nasdaq Stock Market LLC.

Board Meetings

Our Board held ten meetings during fiscal year 2006. During fiscal year 2006, each director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served. Our independent directors held four executive sessions without management present during fiscal year 2006. All directors are expected to attend the 2007 Annual Meeting, and all directors attended the 2006 Annual Meeting.

Stockholder Communications with Board of Directors

We provide a process by which stockholders may send communications to our Board, any committee of the Board, our non-management directors or any particular director. Stockholders can contact our non-management directors by sending such communications to the chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, SunPower Corporation, 3939 North First Street, San Jose, California 95134.

Stockholders wishing to communicate with a particular Board member, a particular Board committee or the Board as a whole, may send a written communication to our Corporate Secretary, SunPower Corporation, 3939 North First Street, San Jose, California 95134. The Corporate Secretary will forward such communication to the full Board, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unduly hostile, threatening, illegal, or harassing, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

COMMITTEE MEMBERSHIP

Our Board has standing Audit, Compensation, and Nominating and Corporate Governance committees, each of which has a charter that is available on our website at http://investors.sunpowercorp.com/documents.cfm.

Below is a summary of our committee structure and membership information:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
W. Steve Albrecht	Chair	Member	Member
Betsy S. Atkins	Member	Chair	Member
Pat Wood III	Member	Member	Chair
T.J. Rodgers	—	—	—
Thomas H. Werner	—	—	—

Audit Committee

Our Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The members of our Audit Committee are W. Steve Albrecht (Chair), Betsy S. Atkins, and Pat Wood III, each of whom is “independent” as that term is defined in Section 10A of the Exchange Act and as defined by current listing standards of the Nasdaq Stock Market LLC. Each member of the Audit Committee is financially literate and has the requisite financial sophistication as required by the listing standards of the Nasdaq Stock Market LLC. In addition, the Board has determined that Mr. Albrecht meets the criteria of an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission regulations due to his professional experience described below under “Proposal One—Election of Directors.” The Audit Committee held 12 meetings during 2006.

The purpose of the Audit Committee is to:

•	provide oversight of our accounting and financial reporting processes and the audit of our financial statements and internal controls by our independent registered public accounting firm;

•

assist the Board in the oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered accounting firm’s performance, qualifications and independence; and (4) the performance of our internal audit function;

•	prepare an audit committee report as required by the Securities and Exchange Commission to be included in our annual proxy statement; and

•	provide to the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The Audit Committee also serves as the representative of the Board with respect to its oversight of the matters described in “Report of the Audit Committee of the Board of Directors.” The Audit Committee has also established procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

Compensation Committee

The members of the Compensation Committee are Betsy S. Atkins (Chair), W. Steve Albrecht, and Pat Wood III, each of whom is “independent” as defined by current listing standards of the Nasdaq Stock Market LLC. The Compensation Committee held 6 meetings during 2006.

The Compensation Committee assists the Board in discharging its duties with respect to:

•	the formulation, implementation, review, and modification of the compensation of our directors and executive officers;

•

the preparation of an annual report of the Compensation Committee for inclusion in our annual proxy statement and Annual Report on Form 10-K, in accordance with applicable rules of the Securities and Exchange Commission and listing standards of the Nasdaq Stock Market LLC;

•	reviewing and discussing the Compensation Discussion and Analysis with management; and

•	the administration of our stock plans, including the SunPower Corporation 2005 Stock Incentive Plan.

For more information on our processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Pat Wood III (Chair), Betsy S. Atkins, and W. Steve Albrecht, each of whom is “independent” as defined by current listing standards of the Nasdaq Stock Market LLC. The Nominating and Corporate Governance Committee held 4 meetings during 2006.

The Nominating and Corporate Governance Committee assists the Board in discharging its responsibilities with respect to:

•	the identification of individuals qualified to become directors and the selection or recommendation of candidates for all directorships to be filled by the Board or by the stockholders; and

•	the development, maintenance and recommendation of a set of corporate governance principles applicable to us, and for periodically reviewing such principles.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board is currently comprised of five members, all of whom are nominated for election at the 2007 Annual Meeting. The Board has considered and approved for nomination the persons named below for election as directors at the Annual Meeting. All five nominees are directors standing for re-election and have consented to being named in this proxy statement and to serve if elected. Unless otherwise directed, the proxy holders will vote the proxies received by them for the five nominees named below. If any of the five nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of stockholders and until their successors are elected.

The names of the nominees and certain information about them are set forth below:

Name of Nominee	Age	Position(s) with SunPower	Director Since
T.J. Rodgers	59	Chairman	2002
Thomas H. Werner	47	CEO and Director	2003
W. Steve Albrecht	60	Director	2005
Betsy S. Atkins	53	Director	2005
Pat Wood III	44	Director	2005

There are no family relationships among any of our directors or executive officers.

T.J. Rodgers is Chairman of our Board. Mr. Rodgers is a co-founder of Cypress Semiconductor Corporation, a semiconductor company and our majority stockholder, and has been the President and Chief Executive Officer of Cypress and a member of its board of directors since 1982. Mr. Rodgers also serves as a director of Bloom Energy (formerly Ion America) and Silicon Light Machines. Mr. Rodgers is also a member of the Board of Trustees at Dartmouth College.

Thomas H. Werner has served as our Chief Executive Officer and a member of our Board since 2003. Prior to joining SunPower, from 2001 to 2003, Mr. Werner served as Chief Executive Officer of Silicon Light Machines, Inc., an optical solutions subsidiary of Cypress Semiconductor Corporation. From 1998 to 2001, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corp., a network solutions company. Mr. Werner currently serves as a board member of Silicon Light Machines and Cree, Inc.

W. Steve Albrecht is the Associate Dean and Andersen Alumni Professor of Accounting at the Marriott School of Management at Brigham Young University (“BYU”). Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche. Mr. Albrecht is the past president of the American Accounting Association and the Association of Certified Fraud Examiners. He currently serves on the boards of Red Hat, SkyWest Airlines, and Cypress Semiconductor Corporation. He is currently a trustee of the Financial Accounting Foundation that oversees the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB).

Betsy S. Atkins has served as Chief Executive Officer of Baja Ventures, an early stage technology and life sciences venture capital fund, since 1994. She previously served as Chairperson and Chief Executive Officer of NCI, Inc., a neutraceutical functional food company, from 1991 through 1993. Ms. Atkins was a co-founder of Ascend Communications, a manufacturer of communications equipment, in 1989, where she was also a member of the board of directors until its acquisition by Lucent Technologies, a telecommunications systems, software and products company, in 1999. Ms. Atkins currently serves on the board of directors of Polycom, Inc., Reynolds American, Inc. and Chico’s FAS, Inc. She served as a presidential appointee to the Pension Benefit Guaranty Corp. board from 2001 to 2003. She is a faculty member of the National Association of Corporation Directors and a member of the British Telecom Advisory Board, the Nasdaq Nominating Committee, and the Council on Foreign Relations.

Pat Wood, III has served as a Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 to 2005 Mr. Wood served as the chairman of the Federal Energy Regulatory Commission. From 1995 to 2001, Mr. Wood chaired the Public Utility Commission of Texas. Mr. Wood has also been an attorney with Baker & Botts, a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. He currently serves as a board member of Quanta Services, Inc.

Required Vote. The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE PROPOSED NOMINEES.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of our Board of Directors serves as the representative of the Board of Directors with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements;

•	our internal controls;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of our internal audit function.

The Audit Committee also reviews the performance of our independent registered public accounting firm, PricewaterhouseCoopers LLP, in the annual audit of financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews our financial disclosures, and meets privately, outside the presence of our management, with our independent registered public accounting firm to discuss our internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended December 31, 2006 with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board of Directors.

Our management has primary responsibility for preparing our financial statements and for our financial reporting process. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of our financial statements to generally accepted accounting principles and on management’s assessment of internal controls over financial reporting and on the effectiveness of our internal controls over financial reporting.

The Audit Committee reports as follows:

(1) The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2006 with our management.

(2) The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T).

(3) The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” (as adopted by the Public Company Accounting Oversight Board in Rule 3600T), and has discussed with PricewaterhouseCoopers LLP its independence, including whether PricewaterhouseCoopers LLP’s provision of non-audit services to us is compatible with its independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee must approve the specific service before the independent registered public accounting firm is engaged to perform such services for us.

Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to our Board of Directors, and the Board approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2007.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. Steve Albrecht, Chair
Betsy S. Atkins
Pat Wood III

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, subject to ratification by our stockholders.

PricewaterhouseCoopers LLP has served as our auditor since 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance.

If the stockholders fail to ratify the selection of our independent registered accounting firm, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

All fees billed to us by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee. Fees billed to us by PricewaterhouseCoopers LLP during fiscal years 2005 and 2006 were as follows:

Services	2005	2006
Audit Fees	$1,209,000	$1,218,000
Audit-Related Fees	—	177,000
Tax Fees	219,000	101,000

Total	$1,428,000	1,496,000

•

Audit Fees: Audit fees for 2005 were for professional services rendered in connection with audits of our consolidated financial statements for fiscal years 2004 and 2005, statutory audits of our subsidiary companies, quarterly reviews for 2004 and 2005, assistance with documents that we filed with the Securities and Exchange Commission (including our Forms S-1, S-8, 10-K and 8-K), issuance of comfort letters in connection with our November 2005 initial public offering and the issuance of the auditors consents. Audit fees for 2006 were for professional services rendered in connection with audits of our consolidated financial statements for fiscal years 2005 and 2006, statutory audits of our subsidiary companies, quarterly reviews for 2005 and 2006, assistance with documents that we filed with the Securities and Exchange Commission (including our Forms S-1, 10-Q, 10-K and 8-K), issuance of comfort letters in connection with our June 2006 public offering and the issuance of the auditors consents.

•	Audit-Related Fees: Audit-related fees for 2006 were for professional services rendered in connection with the accounting consultation related to the acquisition of PowerLight Corporation.

•	Tax Fees: Tax fees for 2005 and 2006 were for tax return preparation assistance and expatriate tax services, general tax planning and international tax consulting.

•	All Other Fees: SunPower was not billed any other fees by PricewaterhouseCoopers LLP in 2005 or 2006.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

PROPOSAL THREE

APPROVAL OF THE AMENDED AND RESTATED SUNPOWER CORPORATION

2005 STOCK INCENTIVE PLAN

The Board approved on March 16, 2007 and is submitting for stockholder approval an amendment and restatement of the SunPower Corporation 2005 Stock Incentive Plan (the “Plan”) that, if approved, would (1) increase the number of shares of our class A common stock reserved for issuance under the Plan by 925,000 shares, for a total of 1,007,850 shares as of March 21, 2007, (2) make certain changes to the compensation of directors under the Plan, and (3) make certain other technical amendments to the Plan, as further described below under “Summary of the Amendment and Restatement.” The actual number of shares reserved under the Plan at any given time is determined in accordance with the formula described under “Summary Description of the Plan as Currently in Effect-Plan Limits/Class A Common Shares Available for Issuance.”

The Plan was originally adopted by our Board on August 12, 2005, was amended by our Board on September 23, 2005, reflected a two-for-one reverse stock split on November 10, 2005, was again amended by our Board and our stockholders on May 4, 2006, and was also amended by our Board and our stockholders effective February 12, 2007. The Plan is administered by the Compensation Committee of our Board, and provides for several types of stock-based awards for employees, non-employee directors and consultants.

A summary of the amended and restated Plan is set forth below and is followed by a summary of the principal provisions of the Plan as currently in effect. The summary of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan. A complete copy of the Plan, as amended and restated, is attached to this proxy statement as Appendix A.

Summary of the Amendment and Restatement

The amended and restated Plan will increase the number of class A common shares reserved for issuance under the Plan by 925,000 shares, for a total of 1,007,850 shares as of March 21, 2007. The amended and restated Plan will also make the following changes to the automatic grants of equity awards to directors under the Plan:

•

Decrease, for non-employee directors joining the Board after the 2007 Annual Meeting of Stockholders (the “Effective Date”), the number of class A common shares subject to a Nonstatutory Option (as defined below) received by such director from 30,000 to 20,000;

•

Provide for non-employee directors joining the Board after the Effective Date to receive a grant of 2,000 class A common shares subject to certain restrictions (“Restricted Shares”), which Restricted Shares will vest quarterly over a one-year period;

•	Provide for non-employee directors to receive, commencing on the Effective Date, a recurring annual grant of 2,000 Restricted Shares that will vest quarterly over a one-year period;

•

Provide for the Chairman of the Board to receive a grant of 10,000 Restricted Shares upon his or her appointment as Chairman of the Board of Directors that will vest quarterly over a one-year period; and

•	Provide for the Chairman of the Board to receive a recurring annual grant, commencing on the Effective Date, of 10,000 Restricted Shares that will vest quarterly over a one-year period.

In determining the equity compensation for the Chairman of the Board, the directors took into account our Chairman’s level of involvement in our activities in addition to participating in board meetings, including among other things participating in full day quarterly business reviews, ongoing technology review and oversight, and other management activities. Because no monetary consideration will be paid by the recipients of the restricted stock awards issued under the Plan, the issuance of restricted stock awards pursuant to the Plan will cause dilution to existing stockholders of the Company. The amended and restated Plan will also make certain other technical amendments, including conforming the name of The Nasdaq Stock Market LLC and providing for mandatory, as opposed to discretionary, adjustments after certain events such as stock dividends or recapitalizations.

Summary Description of Plan as Currently in Effect

Awards Available Under the Plan. The Plan provides for the discretionary award of: (1) incentive stock options (“ISOs”) that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as stock options that are not ISOs (“Nonstatutory Options,” together with ISOs, “Stock Options”); (2) class A common shares subject to certain restrictions (“Restricted Shares”); (3) stock appreciation rights (“SARs”); and (4) bookkeeping entries equivalent to one or more class A common shares (“Stock Units”). The Plan also provides for nondiscretionary, automatic grants of Nonstatutory Options to certain non-employee directors. Each type of award is carried out by the execution of an award agreement between us and the recipient that is specific to the type of award. For example, the terms of an award of Stock Options are set out in a “Stock Option Agreement.”

Eligibility. Stock Options and other stock-based awards may be granted to employees, non-employee directors and consultants under the Plan. ISOs may be granted only to employees. Currently, approximately 1,827 employees, non-employee directors and consultants with the Company are eligible to participate in the Plan.

Plan Limits/Class A Common Shares Available for Issuance. The Plan currently provides that the aggregate number of class A common shares authorized for issuance as awards under the Plan will not exceed 396,735 class A common shares minus (1) the aggregate number of class A common shares subject to options granted under the Company’s 1998 Incentive Stock Plan and 1996 Stock Plan (the “Prior Plans”) between August 12, 2005 and the Effective Date, plus (2) any class A common shares subject to options granted under the Prior Plans which lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005 plus (3) plus any of the 105,000 shares subject to non-plan options granted during 2004 that lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005 plus (4) 450,481 class A common shares. In addition, no participant in the Plan can receive awards for any calendar year that relate to more than 500,000 shares.

Class A Common Shares. If Restricted Shares or shares issued upon the exercise of Stock Options are forfeited, then such shares will again become available for awards under the Plan. If Stock Units, Stock Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding shares will become available for awards under the Plan. If Stock Units are settled, then only the number of class A common shares (if any) actually issued in settlement of such Stock Units will reduce the number available under the Plan and the balance will again become available for awards under the Plan. If SARs are exercised, then only the number of class A common shares (if any) actually issued in settlement of such SARs shall reduce the number available under the Plan and the balance will again be available for awards under the Plan.

Administration. The Plan will be administered by our Compensation Committee. The Compensation Committee will consist of two or more directors appointed by the Board. In addition, the composition of the Compensation Committee shall satisfy (1) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (2) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors who may administer the Plan with respect to employees who are not considered officers or directors under Section 16 of the Exchange Act, may grant awards under the Plan to such employees and may determine all terms of such grants. The Board may also authorize one or more officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons; provided, however, that the Board must specify the total number of awards that such officers may so award. The Compensation Committee may designate persons other than members of the Compensation Committee to carry out its responsibilities, except that the Compensation Committee may not delegate its authority with regard to the selection for participation of or the granting of Stock Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act.

Stock Options. Both ISOs and Nonstatutory Options are available for grant under the Plan. ISOs may be granted only to employees while Nonstatutory Options may be granted to employees, non-employee directors and consultants. The terms and conditions of an award of Stock Options are determined on a case by case basis and will be evidenced by a Stock Option agreement between the optionee and the Company. Each Stock Option agreement will specify the number of class A common shares that are subject to the Stock Option and will provide for the adjustment of the Stock Option in accordance with the adjustment section in the Plan.

The exercise price of a Stock Option will be determined by the Compensation Committee in its sole discretion. The exercise price of an ISO, subject to Internal Revenue Code requirements for 10% stockholders, shall not be less than 100% of the fair market value of a class A common share on the date of grant, and the exercise price of a Nonstatutory Stock Option shall not be less 85% of the fair market value of a class A common share on the date of grant. The closing price per share of our class A common shares on March 21, 2007 was $41.38.

Each Stock Option agreement will specify a date when all or any installment of the Stock Option is to become exercisable and also specifies the term of the option; provided that the term of an option shall in no event exceed 10 years from the date of grant. The Stock Option agreement may provide for accelerated exercisability in the event of the optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service. The Compensation Committee may determine, at the time of granting a Stock Option or thereafter, that such Stock Option will become exercisable as to all or part of the class A common shares subject to the Stock Option in the event that a Change in Control (as defined in the Plan) occurs with respect to the Company. The Board expects that options granted to optionees other than non-employee directors will generally vest as to 20% of the shares one year after the date of grant and as to 1/60th of the shares each month thereafter.

Stock Options may be awarded in combination with SARs, and such an award may provide that the Stock Options will not be exercisable unless the related SARs are forfeited. An optionee has none of the rights of a stockholder until shares of stock are issued. The Compensation Committee may at any time (1) offer to buy out for a payment in cash or cash equivalents a Stock Option previously granted, or (2) authorize an optionee to elect to cash out a Stock Option previously granted, in either case at such time and based upon such terms and conditions as the Compensation Committee may establish.

If Proposal Two described above is not approved by our stockholders, a non-employee director who first joins the Board on or after the Effective Date, and was not previously an employee, will be granted automatically an initial Stock Option to purchase 30,000 shares on the date of his or her election or appointment to the Board. The initial Stock Option will vest and becomes exercisable over five years, with the first 20% of the shares subject to the initial Stock Option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter in equal portions over the next four years. Immediately after each of our regularly scheduled annual meetings of stockholders, beginning with the annual meeting occurring immediately after the Effective Date, each returning non-employee director will be automatically granted a Stock Option to purchase 6,000 shares, provided the director has served on the Board for at least six months. These Stock Options will vest and become exercisable monthly in equal portions over a five-year period. The Stock Options granted to non-employee directors will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, and will become fully vested if we are subject to a change of control. If Proposal Two described above is approved by our stockholders, the non-cash compensation program described in connection with Proposal Two above will apply in 2007.

Restricted Shares. The Compensation Committee may grant Restricted Shares to employees, non-employee directors and consultants. The terms of each award are determined on a case by case basis and will be evidenced by a restricted stock agreement between the recipient and the Company. Restricted Shares may be sold or awarded under the Plan for such consideration as the Compensation Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

Each award of Restricted Shares may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock agreement. An award agreement may provide for accelerated vesting in the event of the grantee’s death, disability, retirement or other events. The Compensation Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of the Restricted Shares will become vested in the event that a Change in Control (as defined in the Plan) occurs with respect to the Company.

The holders of Restricted Shares awarded under the Plan have the same voting, dividend and other rights as our other stockholders. A Restricted Stock agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.

Stock Appreciation Rights. The Compensation Committee may award SARs to employees, non-employee directors and consultants. The number of shares included, the terms of exercise, and the term of each SAR is determined on a case by case basis and will be evidenced by a SAR agreement between the recipient and the Company. Each SAR agreement will specify the date when all or any installment of the SAR is to become exercisable. The SAR agreement will also specify the term of the SAR. A SAR agreement may provide for accelerated exercisability in the event of the recipient’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service. The Compensation Committee may determine, at the time of granting a SAR or thereafter, that such SAR will become fully vested as to all class A common shares subject to such SAR in the event that a Change in Control (as defined in the Plan) occurs with respect to the Company. SARs may be awarded in combination with Stock Options, and such an award may provide that the SARs will not be exercisable unless the related Stock Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in a Nonstatutory Option at the time of grant or thereafter. Upon the exercise of a SAR, the recipient will receive cash, class A common shares, or a combination of the two. The amount of cash and/or the fair market value of class A common shares received upon exercise of SARs will, in the aggregate, be equal to the amount by which the fair market value (on the date of surrender) of the class A common shares subject to the SARs exceeds the exercise price.

Stock Units. The Compensation Committee may award Stock Units to employees, non-employee directors and consultants. The terms of each award are determined on a case by case basis and will be evidenced by a Stock Unit agreement between the recipient and the Company. No cash consideration is required of the award recipients. The holders of Stock Units have no voting rights. However, prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Compensation Committee’s discretion, carry with it a right to dividend equivalents. Settlement of vested Stock Units may be made in the form of cash, class A common shares, or any combination of the two. The number of Stock Units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors.

Each award of Stock Units may or may not be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions set out in the Stock Unit agreement. A Stock Unit agreement may provide for accelerated vesting in the event of the participant’s death, disability or retirement or other events. The Compensation Committee may determine, at the time of granting Stock or thereafter, that all or part of the Stock Units will become vested in the event that a Change in Control (as defined in the Plan) occurs with respect to the Company.

Adjustments. In the event of a recapitalization, stock split or similar capital transaction, appropriate adjustments will be made to: (1) the number of class A common shares reserved for issuance under the Plan;

(2) the limitation regarding the total number of class A common shares underlying awards given to an individual participant in any calendar year; (3) the number of Nonstatutory Options automatically granted to non-employee directors; and (4) other adjustments in order to preserve the benefits of outstanding awards under the Plan (including adjustments to the number of class A common shares covered by each outstanding Stock Option and SAR and the exercise price thereof and in the number of any Stock Units that have not yet been settled).

Effect of Certain Transactions. A Change in Control (defined below) may impact rights to an award made under the Plan. Specifically, the Plan provides that the Compensation Committee may decide, either at the time of the award or after, that in the event of a Change in Control: (1) Restricted Shares and Stock Units vest; and (2) Stock Options and SARs are exercisable. However, in the event of a merger or other reorganization, all outstanding awards are subject to the terms of the agreement effecting the particular transaction. Any automatic award of Nonstatutory Options to a non-employee director vests in the event of a Change in Control.

Subject to certain exceptions, a Change in Control generally means the occurrence of one of the following:

(a) the acquisition by any person of our securities representing 50% or more of the combined voting power of the then outstanding securities;

(b) a merger or consolidation with or into another entity as a result of which persons who were not our stockholders immediately prior to the merger or consolidation own immediately after the merger or consolidation 50% or more of the voting power of the outstanding securities of the continuing or surviving entity and any parent corporation of the continuing or surviving entity; or

(c) the sale, transfer or other disposition of all or substantially all of our assets.

To the extent not previously exercised or settled, Stock Options, SARs and Stock Units will terminate immediately prior to our dissolution or liquidation.

Qualifying Performance Criteria. An award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria: (1) cash flow; (2) earnings per share; (3) earnings before interest, taxes and amortization; (4) return on equity; (5) total stockholder return; (6) share price performance; (7) return on capital; (8) return on assets or net assets; (9) revenue; (10) income or net income; (11) operating income or net operating income; (12) operating profit or net operating profit; (13) operating margin or profit margin; (14) return on operating revenue; (15) return on invested capital; or (16) market segment shares.

The Compensation Committee may appropriately adjust any evaluation of performance to exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; and (e) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in our Annual Report to stockholders for the applicable year.

If applicable, the Compensation Committee will determine the qualifying performance criteria not later than the 90th day of the performance period, and shall determine and certify, for each participant, the extent to which the qualifying performance criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a performance goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

Withholding of Taxes. Each recipient of an award must make arrangements with us to satisfy any tax withholding requirements in relation to any award under the Plan. The Compensation Committee may permit a participant to satisfy all or part of his or her withholding or income tax obligations by having us withhold all or a portion of any class A common shares that otherwise would be issued to him or her or by surrendering all or a portion of any class A common shares that he or she previously acquired. Such class A common shares will be valued at their fair market value on the date when taxes otherwise would be withheld in cash. In no event may a participant have class A common shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

Termination and Amendment. The Plan terminates automatically on August 12, 2015, unless terminated earlier by the Board. The Board may amend, modify or terminate the Plan at any time, subject to stockholder approval if required by applicable laws, regulations or rules. Rights and obligations under any ward granted before amendment of the Plan will not be materially impaired by such amendment, except with the consent of the participant.

Benefits Under the SunPower Corporation 2005 Stock Incentive Plan

Directors, consultants and employees, including executive officers and employees who are members of the Board, are eligible to participate in the Plan. Future awards under the Plan will be determined by the Board over time based on multiple factors such as competitive analysis, our results and discrete human resource issues. Consequently, except as set forth below, it is impossible to determine the benefits or amounts that will be received in the future under the Plan by any of our executive officers, directors or employees. In fiscal 2006, no awards were made under the Plan to any of our executive officers. Our directors received, in the aggregate, 16,000 Restricted Shares and Stock Options to purchase a total of 18,000 class A common shares under the Plan in fiscal 2006. Our employees received, in the aggregate, 214,034 Restricted Shares and Stock Options to purchase a total of 25,950 class A common shares under the Plan in fiscal 2006.

Although the benefits or amounts to be received from future awards under the current Plan are not determinable, with respect to the Restricted Shares to be issued pursuant to the Plan increase, the allocation has been agreed upon and is set forth in the table below, subject to the recipient maintaining his or her status as director or employee through the date of the Annual Meeting:

Amended and Restated SunPower Corporation 2005 Stock Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Units
Thomas H. Werner, Chief Executive Officer	$0	0
Emmanuel T. Hernandez, Chief Financial Officer	$0	0
Dr. Richard Swanson, President/Chief Technical Officer	$0	0
Peter Aschenbrenner, Vice President, Marketing & Sales	$0	0
P.M. Pai, Chief Operating Officer	$0	0
Executive Group	$0	0
Non-Executive Director Group	$662,080	16,000
Non-Executive Officer Employee Group	$7,320,701	176,914	(2)

(1)	The dollar value indicated is based upon the $41.38 closing price per share of our class A common shares on March 21, 2007.
(2)	In connection with the allocation of Restricted Shares to be issued pursuant to the Plan increase, subject to certain conditions Thomas Dinwoodie has indicated his intent to surrender up to 90,000 shares of his Restricted Shares to SunPower.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2007. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Nonstatutory Options. In general (1) no income will be recognized by an optionee at the time a Nonstatutory Option is granted; (2) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the class A common shares and the fair market value of the class A common shares, if vested, on the date of exercise; and (3) at the time of sale of class A common shares acquired pursuant to the exercise of a Nonstatutory Option, appreciation (or depreciation) in value of the class A common shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the class A common shares have been held.

ISOs. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If class A common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such class A common shares is made by such optionee within two years after the date of grant or within one year after the transfer of such class A common shares to the optionee, then upon sale of such class A common shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If class A common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such class A common shares at the time of exercise (or, if less, the amount realized on the disposition of such class A common shares if a sale or exchange) over the option price paid for such class A common shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted class A common shares received on the exercise.

Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by the purchase price for such Restricted Shares) at such time as the class A common shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the Restricted Shares will have ordinary income on the date of transfer of the Restricted Shares equal to the excess of the fair market value of such Restricted Shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Stock Units. No income generally will be recognized upon the award of Stock Units. The recipient of a Stock Unit award generally will be subject to tax at ordinary income rates on the fair market value of class A common shares on the date of settlement (reduced by any amount paid by the participant for such Stock Units), and, if settled with class A common shares in whole or in part, the capital gains/loss holding period for such class A common shares will also commence on such date.

Section 409A of the Code

Awards under the Plan may, in some cases, result in a deferral of compensation that is subject to the requirements of Section 409A of the Code (“Section 409A”). Generally, to the extent these awards are subject to Section 409A, such awards will be subject to immediate taxation in the year they vest and a 20% penalty tax unless the requirements of Section 409A are satisfied. It is the intent of the Company that awards under the Plan will be structured and administered in a manner that complies with the requirements of Section 409A. You should consult your tax advisor with respect to the potential application of Section 409A.

Tax Consequences to SunPower

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” under Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2006 with respect to our equity compensation plans under which our equity securities are authorized for issuance (in thousands, except dollar figures):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (c)
Equity compensation plans approved by security holders	4,949		$3.99	147
Equity compensation shares not approved by security holders	31	(1)	$2.04	—
Total	4,980		$3.97	147

(1)	Represents stock options issued to three consultants and one employee on June 17, 2004 for their service in marketing and business development projects. Such options have exercise prices ranging from $0.66 to $2.50 and vest over periods ranging from immediate vesting to five-year vesting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our class A and class B common stock as of the Record Date (except as described below) by:

•	each of our directors and director nominees;

•

our Chief Executive Officer, Chief Financial Officer, and each of the three other most highly compensated individuals who served as our executive officers at fiscal year-end, who we collectively refer to as our named executive officers;

•	our directors, director nominees and executive officers as a group; and

•

each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by us to beneficially own more than 5% of any class of our common stock.

Applicable beneficial ownership percentages listed below are based on 25,343,742 shares of class A common stock and 52,033,287 shares of class B common stock outstanding as of the Record Date.

	Shares Beneficially Owned(1)
	Class A Common Stock		Class B Common Stock		% Total Voting Power(2)
Directors, Director Nominees and Named Executive Officers	Shares	%	Shares	%
W. Steve Albrecht(3)	4,502	*	0	*	*
Betsy S. Atkins(4)	5,801	*	0	*	*
T.J. Rodgers(5)	7,500	*	52,033,287	100%	94.3%
Thomas H. Werner(6)	646,856	2.5%	0	*	*
Pat Wood III(7)	14,502	*	0	*	*
Peter Aschenbrenner(8)	128,420	*	0	*	*
Emmanuel T. Hernandez(9)	314,497	1.2%	0	*	*
PM Pai(10)	128,669	*	0	*	*
Richard Swanson(11)	51,555	*	0	*	*
All Directors, Director Nominees and Executive Officers as a Group (11 persons)(12)	3,585,554	14.0%	52,033,287	100%	95.1%
Other Persons
Cypress Semiconductor Corp.	0	*	52,033,287	100%	94.3%
Baron Capital Group, Inc.; BAMCO, Inc.; Baron Capital Management, Baron Small Cap Fund; and Ronald Baron(13)	2,465,108	9.7%	0	*	*
BlackRock, Inc., BlackRock Advisors LLC, BlackRock Investment Management LLC, BlackRock (Channel Islands) Ltd, BlackRock Investment Management UK Ltd.(14)	2,347,932	9.3%	0	*	*
Thomas L. Dinwoodie(15)	2,315,979	9.1%	0	*	*
Janus Capital Management LLC, Janus Overseas Fund(16)	2,735,350	10.8%	0	*	*
Fidelity Management & Research Company (17)	1,507,024	6.0%	0	*	*

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of March 21, 2007, are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Percentage total voting power represents voting power with respect to all shares of our class A common stock and class B common stock, voting as a single class. Each holder of class B common stock is entitled to eight votes per share of class B common stock and each holder of class A common stock is entitled to one vote per share of class A common stock on all matters to be submitted to stockholders for vote. The class A and class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as otherwise may be required by law. The class B common stock is convertible at any time by the holder into shares of class A common stock on a one for one basis.
(3)	Includes 1,000 shares of class A common stock held directly by Mr. Albrecht, 3,002 shares of class A common stock options exercisable within 60 days of March 21, 2007, and 500 shares of restricted class A common stock that will be freely transferable within 60 days of March 21, 2007.
(4)	Includes 500 shares of class A common stock held directly by Ms. Atkins, 4,801 shares of class A common stock options exercisable within 60 days of March 21, 2007, and 500 shares of restricted class A common stock that will be freely transferable within 60 days of March 21, 2007.
(5)	Includes 5,000 shares of class A common stock held directly by Mr. Rodgers and 2,500 shares of restricted class A common stock that will be freely transferable within 60 days of March 21, 2007. Also includes 52,033,287 shares of class B common stock held by Cypress Semiconductor Corporation. Mr. Rodgers is the chief executive officer of Cypress.
(6)	Includes 10,000 shares of class A common stock held directly by Mr. Werner and 636,856 shares of class A common stock options exercisable within 60 days of March 21, 2007.
(7)	Includes 1,000 shares of class A common stock held directly by Mr. Wood, 13,002 shares of class A common stock options exercisable within 60 days of March 21, 2007, and 500 shares of restricted class A common stock that will be freely transferable within 60 days of March 21, 2007.
(8)	Mr. Aschenbrenner was one of SunPower’s three most highly compensated executive officers at fiscal year-end, not including our Chief Executive Officer and Chief Financial Officer. Includes 42,000 shares of class A common stock held directly by Mr. Aschenbrenner and 86,420 shares of class A common stock options exercisable within 60 days of March 21, 2007.
(9)	Represents 314,497 shares of class A common stock options exercisable within 60 days of March 21, 2007 held by Mr. Hernandez.
(10)	Represents 128,669 shares of class A common stock options exercisable within 60 days of March 21, 2007 held by Mr. Pai.
(11)	Includes 15,000 shares of class A common stock held directly by Mr. Swanson and 36,555 shares of class A common options stock exercisable within 60 days of March 21, 2007.
(12)	Includes 2,323,785 shares of class A common stock held directly by the executive officers and directors, 1,257,769 shares of class A common stock options exercisable within 60 days of March 21, 2007, and 4,000 shares of restricted class A common stock that will be freely transferable within 60 days of March 21, 2007. Also includes 52,033,287 shares of class B common stock held by Cypress Semiconductor Corporation, of which Mr. Rodgers is the Chairman and Chief Executive Officer.
(13)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on or about February 7, 2007 by Baron Capital Group Inc., or BCG, BAMCO, Inc., or BAMCO, Baron Capital Management, or BCM, Baron Small Cap Fund, or BSC, and Ronald Baron which indicated the following: BCG and Ronald Baron have beneficial ownership of 2,465,108 shares of class A common stock, with shared dispositive power with respect to said shares and shared voting power with respect to 2,317,500 shares; BAMCO has beneficial ownership of 2,401,408 shares of class A common stock with shared dispositive power with respect to said shares and shared voting power with respect to 2,259,100 shares; BSC has beneficial ownership of 1,400,000 shares of class A common stock with shared dispositive and voting power with respect to said shares; BCM has beneficial ownership of 63,700 shares of class A common stock with shared dispositive voting power with respect to said shares and shared voting power with respect to 58,400 shares. The business address of BCG, BAMCO, BCM, BSC, and Ronald Baron is 767 Fifth Avenue, New York, NY 10153.
(14)

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on or about February 13, 2007 by BlackRock Inc. on behalf of the investment advisory subsidiaries listed which indicated that such parties have beneficial ownership of

2,347,932 shares of class A common stock, with shared dispositive and voting power with respect to said shares. The business address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.
(15)	Includes 2,291,285 shares of class A common stock held directly by Mr. Dinwoodie, 12,347 shares of class A common stock held by the Jaelyn Wolf Irrevocable Trust UAD May 5, 2005, of which Mr. Dinwoodie is the Trustee, and 12,347 shares of class A common stock held by the Ariel Wolf Irrevocable Trust UAD May 5, 2005, of which Mr. Dinwoodie is the Trustee. Mr. Dinwoodie disclaims beneficial ownership of the shares held in these trusts. Half of the 2,291,285 shares held directly by Mr. Dinwoodie are subject to an equity restriction agreement with the Company, pursuant to which the shares are subject to certain transfer and repurchase restrictions. The restrictions lapse on one quarter of the shares semi-annually during the two-year restriction period, so long as Mr. Dinwoodie remains employed by SunPower. In connection with the sale of PowerLight Corporation to SunPower, Mr. Dinwoodie also contributed 437,791 of his individually held unrestricted shares and 4,718 of the shares he controls in his capacity as Trustee into an escrow account for the benefit of SunPower to secure certain representations, warranties, covenants and other matters made to SunPower as part of the terms of sale. The business address of Mr. Dinwoodie is 3939 North First Street, San Jose, CA 95134.
(16)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on or about January 10, 2007 by Janus Management LLC, or Janus Management, and Janus Overseas Fund, or Janus Overseas, which indicated the following: Janus Management has beneficial ownership of 1,794,660 shares of class A common stock, with sole dispositive and voting powers with respect to said shares; Janus Overseas has beneficial ownership of 940,690 shares of class A common stock, with sole dispositive and voting powers with respect to said shares. The business address of Janus Management and Janus Overseas is 151 Detroit Street, Denver, CO 80206.
(17)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on or about February 14, 2007 by FMR Corporation on behalf of Fidelity Management & Research Company, or Fidelity, which indicated that it has beneficial ownership of 1,507,024 shares of class A common stock, with Fidelity holding sole voting power with respect to 2,500 shares. Fidelity is a wholly-owned subsidiary of FMR Corporation. Edward D. Johnson 3d and FMR Corporation, through its control of Fidelity, and Fidelity each has sole power to dispose of the 1,507,024 shares. The business address of Fidelity is 82 Devonshire Street, Boston, MA 02109.

Executive Officers of the Registrant

Certain information as of March 1, 2007, regarding each of our executive officers is set forth below:

Name	Age	Position

Thomas H. Werner	47	Chief Executive Officer

Thomas L. Dinwoodie	52	Chief Executive Officer, PowerLight

Emmanuel T. Hernandez	51	Chief Financial Officer

Bruce R. Ledesma	39	General Counsel

PM Pai	58	Chief Operating Officer

Richard Swanson	61	President and Chief Technical Officer

Howard J. Wenger	47	Vice President, Global Business Units

Thomas H. Werner has served as our Chief Executive Officer and as a member of our Board since June 2003. From 2001 to 2003, Mr. Werner served as Chief Executive Officer of Silicon Light Machines, Inc., an optical solutions subsidiary of Cypress Semiconductor Corporation. From 1998 to 2001, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corp., a network solutions company. Mr. Werner currently serves as a board member of Silicon Light Machines and Cree, Inc.

Thomas L. Dinwoodie founded our PowerLight Corporation subsidiary and serves as Chief Executive Officer, PowerLight, a position he held at PowerLight, along with Chairman of the Board, since its incorporation in 1995.

Emmanuel T. Hernandez has served as our Chief Financial Officer since April 2005. Prior to joining SunPower, Mr. Hernandez served more than eleven years as the Executive Vice President of Finance and Administration and Chief Financial Officer at our parent company, Cypress Semiconductor Corporation. Mr. Hernandez currently serves as a member of the board of directors of ON Semiconductor, Integration Associates and Aruba Networks.

Bruce R. Ledesma has served as our General Counsel since January 2007. From 2005 to 2007 Mr. Ledesma served as General Counsel of PowerLight. From 2002 to 2004 Mr. Ledesma served as the Executive Vice President and General Counsel of Barra, Inc., a financial risk management company. From 2000 to 2002 Mr. Ledesma served as Vice President, Barra Ventures and, from 1998 to 2000, he was Barra’s Associate General Counsel. From 1993 to 1998, Mr. Ledesma practiced as a corporate attorney for Latham & Watkins LLP.

PM Pai has served as our Chief Operating Officer since March 2005. From 2001 to 2005, Mr. Pai served for four years as the President of Moser Baer India Ltd., a recordable optical media company. Mr. Pai served as an Executive Director of Xerox India from 1984 to 2001.

Dr. Richard Swanson co-founded SunPower Corporation in 1985. He has served as President and Chief Technology Officer since 2003. Prior to his current position, Dr. Swanson served as Chief Executive Officer and President from 1991 to 2003 and our Vice President and Director of Technology from 1990 to 1991. From 1976 to 1991, Dr. Swanson served as a professor of electrical engineering at Stanford University.

Howard J. Wenger has served as our Vice President, Global Business Units since January 2007. From 2003 to 2007 Mr. Wenger served as PowerLight’s Executive Vice President and a member of PowerLight’s board of directors. From 2000 to 2003 he was Vice President, North American Business of AstroPower Inc., a solar power manufacturer and system provider. From 1998 to 2000 Mr. Wenger was the Director, Grid-Connected Business, for AstroPower. From 1993 to 1998 Mr. Wenger worked for the Pacific Gas & Electric Company in both research and strategic planning, and from 1989 to 1993 Mr. Wenger co-founded and managed Pacific Energy Group, a solar power consulting firm.

COMPENSATION DISCUSSION AND ANALYSIS

General

We compensate our named executive officers through a mix of base salary, cash bonus awards and performance-based equity compensation. Our compensation program is designed to attract and retain the best possible executive talent, to tie annual and long-term cash and equity incentive compensation to the achievement of measurable corporate, business unit and individual performance objectives, and to align compensation incentives available to our named executive officers with the goal of creating stockholder value. To achieve these objectives, we have designed and implemented incentive compensation to primarily reward our named executive officers for positive financial performance. To this end, we tie a substantial portion of our named executive officers’ overall compensation to measurable quarterly corporate milestones and individual key initiatives, or KIs. The KIs are personal accomplishment goals for the named executive officers that are specific to their areas of responsibility and relate to the corporate milestones. In addition, we provide our named executive officers a variety of other benefits that we also make available generally to all salaried employees.

Establishing Compensation Opportunities

Overall, our aim is to offer our named executive officers total compensation opportunities that represent a median compensatory level among a peer group of competitive companies. Accordingly, we seek to review the compensation that we offer against that offered by peer group companies on an annual basis. We have retained Aon Corporation, or Aon, a compensation consulting firm, to help us identify and maintain a peer group of competitive companies to which we may refer when establishing executive compensation.

Due to the relative youth of the solar industry, however, in 2006, Aon provided us with information regarding compensation programs for only chief executive officers at certain energy companies. The companies identified are Active Power, Inc.; American Superconductor Corp.; Catalytica Energy Systems, Inc.; Emcore Corporation; Energy Conversion Devices, Inc.; Evergreen Solar, Inc.; FuelCell Energy, Inc.; Plug Power Inc.; Power Integrations, Inc.; Power-One, Inc.; Quantum Fuel Systems Technologies Worldwide, Inc.; and Valence Technology, Inc. These particular companies were chosen because we believe they are the companies that most closely match our core business.

In addition to the information supplied by Aon regarding compensation for chief executive officers of peer group companies, we also looked to the salary structure used by our majority stockholder, Cypress Semiconductor Corporation, or Cypress, for guidance regarding setting compensation for our named executive officers other than our chief executive officer. The salary structure used by Cypress was based on salary survey data from Radford Surveys + Consulting, a business unit of Aon for technology companies in our geographic region. The comparable Cypress salary data for our President and Chief Technical Officer and Chief Operating Officer ranged from $153,000 to $307,000. The comparable Cypress salary data for our Chief Executive Officer and Chief Financial Officer ranged from $183,000 to $367,000. For 2007 and beyond, we anticipate that Aon will provide us with compensation information for all named executive officers from solar industry companies.

In 2006, Aon also assisted us in identifying and establishing median total compensation opportunities and with general oversight of our compensation program. This general oversight included helping us evaluate our compensation practices and assisting us with developing and implementing our executive compensation program and philosophy.

Allocation Among Compensation Components

In 2006, in connection with our review of benchmark data described above, we allocated compensation among base salary, cash bonus awards and performance-based equity compensation components as follows:

	Base Salary	Cash Bonus Awards	Equity Compensation
Thomas H. Werner, Chief Executive Officer	62%	38%	0%
Emmanuel T. Hernandez, Chief Financial Officer	64%	36%	0%
Dr. Richard Swanson, President and Chief Technical Officer	73%	27%	0%
Peter Aschenbrenner, Vice President, Marketing and Sales	62%	38%	0%
P.M. Pai, Chief Operating Officer	74%	26%	0%

As discussed further below, due to our initial public offering in November 2005, we affirmatively decided in 2006 to not grant equity awards to our named executive officers as part of their 2006 compensation, which has resulted in base salary representing a majority percentage of total compensation for each named executive officer.

Compensation Components

We provide the following compensation components to our named executive officers:

Base Salary. We establish base salaries for our executives based on the scope of their responsibilities, and take into account competitive market compensation paid by companies in our competitive peer group for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy in order to best attract, retain and equitably reward our executives.

We review base salaries annually, and adjust base salaries from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Our Compensation Committee approves the employee salary for our Chief Executive Officer, and for each named executive officer below the Chief Executive Officer level based on the Chief Executive Officer’s recommendation. In 2006, we implemented a merit increase program and increased our executives’ base salaries by a range of 2.3% to 12%, and by 4.5% on average. We utilized the benchmark data provided by Aon when determining to increase our Chief Executive Officer’s 2006 salary by $34,250. We referred to the Cypress data when establishing a 2006 salary range for our other named executive officers at $205,000 to $310,000, compared to a range of $200,000 to $299,520 for 2005. For 2007, we anticipate our base salary increases for named executive officers will be under 10%.

Based on information presented to us by Aon regarding market ranges for salaries at peer group companies and the Cypress data, we believe we have generally established our named executive officers’ base salaries at approximately the median of market ranges. As a result, we believe that we compensate our named executive officers equitably when compared to competitive or similar companies.

Cash Bonus Awards. We utilize cash bonus awards to align executive compensation with business objectives and performance. Our cash bonus is administered through our Key Employee Bonus Program, or KEBP, which has a quarterly component and an annual component. Our Compensation Committee approves the employee bonus program incentive level for our Chief Executive Officer, and for each named executive officer below the Chief Executive Officer level based on the Chief Executive Officer’s recommendations.

For 2006, the bonus incentive targets for the named executive officers ranged from 50% to 80% of base salary. For 2007, the target bonus awards (as a percentage of annual base salary) will be as follows: Chief Executive Officer, 80%; Chief Financial Officer, 80%; Chief Operating Officer, 50%; President/Chief Technical Officer, 50%; and Vice President, Marketing & Sales, 80%. These target percentages included both short-and-long term incentive award opportunities, and are established so that our officers’ annual bonus opportunities are set near the median competitive levels of comparable companies. We expect to retain these targets for 2007.

KEBP payments are based on attainment of revenue and profit goals, attainment of company milestones and the individual participant’s accomplishment of KIs. 50% of each KEBP bonus is based on achieving annual sales and profit targets and 50% based on achieving quarterly goals. The impact of these factors is explained in more detail below.

Our quarterly bonus KEBP award was formula-driven for 2006, and triggered when we achieved our profit before tax, or PBT, objective for the quarter. The amount of quarterly bonus earned is first factored by the level of achievement of company milestones, which are reviewed and approved by the Compensation Committee at the beginning of the quarter. Company milestone achievement of greater than 80% results in a bonus factor of 100%. Company milestone achievement of greater than 50% but less than 80% results in a bonus factor of 50%, but company milestone bonuses paid to KEBP participants, including our named executive officers, is finally determined by the individual’s personal KI achievement. For example, if an executive is a 50% KEBP participant, and the PBT objective is achieved for the quarter, and 85% of the company milestones were achieved, and the individual achieved 75% of his individual KIs, then the executive’s quarterly KEBP award is 4.7% of base salary, calculated as: 50% of base pay as KEBP level times 50% for the quarterly component of KEBP times a 100% bonus factor for company milestones of 85% times 75% individual KIs divided by 4 for the quarterly component of KEBP. The actual bonus is determined by our company performance and each executive officer’s level of achievement. At the beginning of each quarter, the company milestones for the succeeding quarter are determined and approved by the Compensation Committee.

The annual KEBP bonus award is also formula-driven and is assessed at the end of the fiscal year based on our attainment of sales and PBT targets for the year. Our sales and PBT targets are established at the beginning of our fiscal year and approved by our Board of Directors. For example: If a named executive officer is a 50% KEBP participant, and we achieve our sales and profit targets for the year, then the named executive officer will receive a KEBP award of 25% of base pay, calculated as: 50% KEBP level times 50% representing the annual component of KEBP. Historically, the annual KEBP bonuses had not been earned due to our not meeting our sales performance target. However, we met this target for 2006. Annual KEBP bonus awards are to be paid in two installments in July 2007 and January 2008. For 2006, our named executive officers had to be employed by us on the scheduled payment date in order to receive their annual KEBP bonus. Unless otherwise provided in a named executive officer’s employment agreement, if a named executive officer is terminated prior to the scheduled payment date, his or her bonus will be forfeited. Projected bonuses are reflected in the 2006 KEBP Annual Bonus table below.

Performance-Based Equity Awards. We believe that long-term company performance is best achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. Our 2005 Stock Incentive Plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards.

Due to our initial public offering in November 2005, we decided in 2006 to not grant equity awards to our executives as part of their 2006 compensation. However, we currently intend in 2007 and in subsequent years to provide our executives with restricted stock awards as a form of performance-based equity compensation, which restricted stock we expect to vest based on the attainment of certain corporate goals over a four-year schedule. We also currently expect that such grants will be based on both the degree to which the executives achieved their KIs during the prior fiscal year, and judgment applied by our Compensation Committee regarding other qualitative factors. At this time, we have not determined how the amount of equity awards in 2007 and beyond will be established, or the timing as to when we will make such equity awards. However, because we did not issue equity awards in 2006, we anticipate that equity awards in subsequent years could represent a greater percentage of total compensation for our executives.

As of March 21, 2007, our 2005 Stock Incentive Plan had approximately 82,850 shares reserved for grants of equity based awards. In addition to granting equity-based awards to our executives as part of a long-term incentive plan, we also intend to utilize these shares for awards to non-officer employees, including new hires, and in recognition of individual achievements and contributions to corporate or business unit performance or in circumstances where we face a critical retention need. We do not maintain any equity or other security ownership guidelines or requirements for our executives. Additionally, we do not have a formal or informal policy regarding adjustment or recovery of awards or payments if the relevant performance goals or measures upon which they are based are restated or otherwise adjusted so that awards or payments are reduced. We anticipate establishing a more-detailed equity award program, including policies and practices regarding the timing of awards and Compensation Committee approval, if and when we grant equity awards to executives.

Perquisites. Perquisites are not a material portion of the overall compensation program for our executives.

Termination of Employment Payments

Regarding performance-based equity awards, unless otherwise provided by our plan administrator in the award agreement, upon termination of a participant’s employment or service, the participant will forfeit any outstanding awards except that a participant will have 90 days following termination of employment or service to exercise any then vested options or stock appreciation rights (one year if termination of employment or service is a result of the participant’s disability or death). Additionally, two of our named executive officers, Mr. Werner and Mr. Hernandez, are entitled to receive certain payments from us or our affiliates in the event of certain change of control or termination events. For more information, see “Executive Compensation—Employment Agreements and Potential Payments Upon Termination or Change of Control” below.

Businesses in our industry face a number of risks, including the risk of being acquired in the future. We believe that entering into change of control and severance arrangements with certain of our executives has helped us attract and retain the best-possible executive talent. The terms of the change of control and severance arrangements were negotiated as part of the hiring process for Mr. Werner and Mr. Hernandez. Without these provisions, these executives may not have chosen to accept employment with us or remain employed by us. For a further description of the payments that Mr. Werner and Mr. Hernandez are entitled to receive in the event of certain change of control or termination events, please see “Executive Compensation—Employment Agreements and Potential Payments Upon Termination or Change of Control” below.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. Our Compensation Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation.

Indemnification of Officers and Directors

Article VIII of our Amended and Restated Certificate of Incorporation and Article 6 of our Restated Bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. We have entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Recent Developments: 2007

On January 10, 2007, we completed the previously announced acquisition of PowerLight Corporation through a merger transaction. Upon the completion of the merger, all of the outstanding shares of PowerLight, and a portion of each vested option to purchase shares of PowerLight, were cancelled, and all of the outstanding options to purchase shares of PowerLight (other than the portion of each vested option that was cancelled) were assumed by us in exchange for aggregate consideration of (1) approximately $120.7 million in cash plus (2) a total of 5,708,723 shares of class A common stock, which includes (a) 1,601,839 shares of class A common stock that may be issued upon the exercise of assumed vested and unvested PowerLight stock options and (b) 1,675,881 shares of class A common stock issued to certain employees of the PowerLight business in connection with the merger, which shares are subject to certain transfer restrictions and a repurchase option held by us, both of which lapse over a two-year period under the terms of equity restriction agreements with such employees.

In connection with the merger, three executives of PowerLight were appointed executive officers of SunPower, consisting of Thomas Dinwoodie, Howard Wenger and Bruce Ledesma. As part of the merger, these executive officers entered into certain compensation arrangements, as summarized below.

Mr. Dinwoodie is a party to an amended and restated employment agreement, effective as of January 11, 2007. Under this agreement, Mr. Dinwoodie is entitled to receive a base salary of $243,338 per year, subject to annual review, and is entitled to receive a target bonus of 50% of his base salary in accordance with our 2007 KEBP. Mr. Ledesma is a party to an amended and restated employment agreement, effective as of January 11, 2007. Under this agreement, Mr. Ledesma is entitled to receive a base salary of $225,000 per year, subject to annual review, and is entitled to receive a target bonus of approximately 50% of his base salary in accordance with our 2007 KEBP. Mr. Wenger is a party to an amended and restated employment agreement, effective as of January 11, 2007. Under this agreement, Mr. Wenger is entitled to receive a base salary of $232,523 per year, subject to annual review, and is entitled to receive a target bonus of 50% of his base salary in accordance with our 2007 KEBP.

In addition to their respective employment agreements, each of Messrs. Dinwoodie, Wenger and Ledesma, as well as certain other members of PowerLight’s management, entered into equity restriction agreements with us under which they each agreed that half of the aggregate amount of our class A common stock received by them at the closing of the merger and our class A common stock to be received by them upon the exercise of vested stock options held by them at the closing of the merger would be subject to certain transfer and repurchase restrictions. In exchange for their equity interests in PowerLight, as part of the merger Mr. Dinwoodie received 2,291,285 shares of class A common stock, Mr. Ledesma received options to purchase 61,739 shares of class A common stock at an exercise price of $2.60 per share and Mr. Wenger received options to purchase 179,042 shares of class A common stock at an exercise price of $1.77 per share. For each of these officers, one-half of the shares held by the executive officer (in the case of Messrs. Ledesma and Wenger, upon exercise of their options) are subject to certain transfer and repurchase restrictions that lapse on one quarter of such restricted shares semi-annually during the restriction period so long as the executive officer remains employed by us.

For a description of the employment agreements and equity restriction agreements executed by Messrs. Dinwoodie, Ledesma and Wenger, please see “Executive Compensation—Employment Agreements and Potential Payments Upon Termination or Change of Control.”

In addition to these compensation elements, under the terms of the merger, Messrs. Ledesma and Wenger were also granted 41,433 restricted shares of class A common stock and 74,579 restricted shares of class A common stock, respectively, subject to certain transfer, repurchase and other restrictions. For each of these officers, the restrictions lapse on 25% of the shares annually during the four-year restriction period, so long as the executive officer remains employed by us.

EXECUTIVE COMPENSATION

2006 Summary Compensation Table

The following table sets forth information regarding compensation earned during 2006 by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, who we refer to collectively as our named executive officers.

Name and Principal Position	Year	Salary(1)($)	Bonus($)	Stock Awards($)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation(3)($)	All Other Compensation($)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Thomas H. Werner, Chief Executive Officer	2006	$321,642	$0	$0	$385,549	$198,838	$0	$906,029
Emmanuel T. Hernandez, Chief Financial Officer	2006	308,095	0	0	622,859	176,109	0	1,107,063
Dr. Richard Swanson, President/Chief Technical Officer	2006	204,231	0	0	155,717	71,594	0	429,542
Peter Aschenbrenner, Vice President, Marketing & Sales	2006	211,869	0	0	132,426	128,153	0	472,448
P.M. Pai, Chief Operating Officer	2006	220,000	0	0	211,649	76,639	0	508,288

(1)	Salary represents actual salary earned and paid for 2006, and reflects applicable mid-year salary increases. Salary includes base salary and payment in respect of accrued vacation and holidays.
(2)	There were no stock awards or option awards to our named executive officers in 2006. These amounts are the amounts of compensation cost recognized in 2006 for financial reporting purposes related to awards in prior fiscal years, excluding the effect of certain forfeiture assumptions. See Note 14 to our condensed consolidated financial statements for the twelve months ended December 31, 2006 for details as to the assumptions used to determine the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies.”
(3)	Figures above represent non-equity compensation earned in 2006. Includes KEBP quarterly bonus actually paid from first through fourth quarter 2006, which amounts were less than target, as follows: Mr. Werner, $61,886; Mr. Hernandez, $44,669; Dr. Swanson, $28,134; Mr. Aschenbrenner, $36,993; and Mr. Pai, $29,999. Also includes KEBP annual bonus that is to be paid in July 2007 and January 2008, which amount exceeded target, as follows: Mr. Werner, $136,952; Mr. Hernandez, $131,440; Dr. Swanson, $43,460; Mr. Aschenbrenner, $91,160; and Mr. Pai, $46,640.

2006 Grants of Plan-Based Awards Table

During 2006, none of our named executive officers received any grants of plan-based equity awards, but received grants of KEBP bonus awards. The following table sets forth information regarding the KEBP bonus awards granted to each named executive officer during 2006:

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target(1) ($)	Maximum ($)
(a)	(c)	(d)	(e)
Thomas H. Werner	(2)	$258,400	(2)
Emmanuel T. Hernandez	(2)	248,000	(2)
Dr. Richard Swanson	(2)	102,500	(2)
Peter Aschenbrenner	(2)	172,000	(2)
P.M. Pai	(2)	110,000	(2)

(1)	Target amounts under the 2006 KEBP are based on the assumption that we achieve 100% of our targets, and represent the following percentage of annual base salary: Mr. Werner, 80%; Mr. Hernandez, 80%; Dr. Swanson, 50%; Mr. Aschenbrenner, 80%; and Mr. Pai, 50%.
(2)	Bonus awards under the 2006 KEBP, which are based on the achievement of various company milestones and individual KIs, are determined as the result of formulae contained in the 2006 KEBP. Achievement of certain company milestones can increase the KEBP bonus payment without any maximum limit, or can reduce the KEBP bonus payment to zero when applied to the formula. As a result, threshold payouts and maximum payouts are not readily ascertainable for each named executive officer.

The material terms of our KEBP bonus awards are described above in our “Compensation Discussion and Analysis” under the subheading “Cash Bonus Awards.” Our Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect in the future to adopt plans or programs providing for additional benefits if the Compensation Committee determines that doing so is in our best interests.

2006 KEBP Bonus Awards. The following tables set forth additional information about the bonus information disclosed above in the Summary Compensation Table:

2006 KEBP Quarterly Based Awards

	2006 KEBP Target vs. Actual Bonus
Name	Target (1)	Actual
Thomas H. Werner	$129,200	$61,886
Emmanuel Hernandez	124,000	44,669
Dr. Richard Swanson	61,500	28,134
Peter Aschenbrenner	86,000	36,993
P.M. Pai	66,000	29,999

(1)	Under the 2006 KEBP, quarterly target amounts represent 50% of the total target amount provided for in the Grants of Plan-Based Awards Table above for Mr. Werner, Mr. Hernandez and Mr. Aschenbrenner, and 60% of the total target amount provided for in the Grants of Plan-Based Awards Table above for Dr. Swanson and Mr. Pai.

2006 KEBP Annual Bonus Payout

Name	2006 Annual Bonus Payout(1)
	July 2007(2)	January 2008(2)	Total
Thomas H. Werner	$68,476	$68,476	$136,952
Emmanuel T. Hernandez	65,720	65,720	131,440
Dr. Richard Swanson	21,730	21,730	43,460
Peter Aschenbrenner	45,580	45,580	91,160
P.M. Pai	23,320	23,320	46,640

(1)	Under the 2006 KEBP, the following annual target amounts represent 50% of the total target amount provided for in the Grants of Plan-Based Awards Table above for Mr. Werner ($129,200), Mr. Hernandez ($124,000) and Mr. Aschenbrenner ($86,000), and 40% of the total target amount provided for in the Grants of Plan-Based Awards Table above for Dr. Swanson ($41,000) and Mr. Pai ($44,000).
(2)	Under the 2006 KEBP, 2006 payouts exceeded the annual target amounts. The executive must be employed by us at the scheduled payment date to receive the annual bonus. If the executive is terminated prior to the payment date for the annual bonus, the annual bonus will be forfeited.

Please see “Compensation Discussion and Analysis—Allocation Among Compensation Components” above for a description of the proportion of total compensation represented by salary and bonus.

Employment Agreements. For a description of the employment agreements that we have with certain of our executives, please see “Employment Agreements and Potential Payments Upon Termination or Change of Control” below.

Outstanding Equity Awards At 2006 Fiscal Year-End Table

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2006:

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
Thomas H. Werner	185,006 320,155 87,501	179,994 320,145 162,499	$0.50 3.30 3.30	6/9/2013 6/17/2014 3/17/2015
Emmanuel T. Hernandez	338,747	462,991	3.30	4/25/2015
Dr. Richard Swanson	70,904	219,896	3.30	6/17/2014
Peter Aschenbrenner	13,751 70,003	21,249 183,997	0.50 3.30	6/9/2013 6/17/2014
P.M. Pai	120,002	220,998	3.30	3/17/2015

(1)

All of the option grants were made under our 1996 Stock Plan. Except for the options issued to Mr. Hernandez and Mr. Pai, each of these options has a ten-year term, vests over a five-year period of employment, with a one-year initial cliff vesting period and monthly vesting thereafter, and has an exercise price equal to the market value on grant date. Mr. Hernandez’s option has a ten-year term, vests monthly over a three-year period of employment without a cliff vesting period, and has an exercise price equal to the market value on grant date. Mr. Pai’s option consisted of 50,000 shares that vested when he was hired, 35,000 shares that vested after a one-year initial cliff vesting period, and 340,000 shares that vest over a five-year period, with a one-year initial cliff vesting period and monthly vesting thereafter, each with an exercise price equal to the market value on grant date. Please also see the discussion under “Employment Agreements and Potential Payments Upon Termination or Change of Control” below.

2006 Option Exercises and Stock Vested Table

The following table sets forth the number of shares acquired pursuant to the exercise of options by our named executive officers during 2006 and the aggregate dollar amount realized by our named executive officers upon exercise of the option:

	Option Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise(1)($)
(a)	(b)	(c)
Thomas H. Werner	160,000	$4,915,052
Emmanuel T. Hernandez	240,000	7,154,219
Dr. Richard Swanson	149,000	4,166,165
Peter Aschenbrenner	154,000	4,025,512
P.M. Pai	84,000	2,527,400

(1)	The aggregate dollar value realized upon the exercise of an option represents the difference between the market price of the underlying shares on the date of exercise and the exercise price of the option, multiplied by the number of shares exercised.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. We do not offer such qualified or non-qualified defined benefit plans to our executives because we believe that such defined benefit plans are atypical for similar companies in both our industry and geographic region. Our Compensation Committee, which will be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. The Compensation Committee, which will be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Agreements and Potential Payments Upon Termination or Change of Control

Regarding performance-based equity awards, unless otherwise provided by our plan administrator in the award agreement, upon termination of a participant’s employment or service, the participant will forfeit any outstanding awards except that a participant will have 90 days following termination of employment or service to exercise any then vested options or stock appreciation rights (one year if termination of employment or service is a result of the participant’s disability or death). Additionally, two of our executives, Mr. Werner and Mr. Hernandez, are entitled to receive certain payments from us or our affiliates in the event of certain change of control or termination events.

Thomas H. Werner. On May 22, 2003, Mr. Werner entered into an offer letter by which he agreed to serve as our Chief Executive Officer. Under the terms of the offer letter, Mr. Werner was entitled to receive an annual salary of $275,000 and bonus in an amount up to 80% of his base salary. Mr. Werner’s annual salary for 2006 was $323,000. In connection with the offer letter, Mr. Werner was granted an option to purchase 600,000 shares of our class A common stock at an exercise price of $0.50 per share and options to purchase 890,300 shares of our class A common stock at an exercise price of $3.30 per share, subject to anti-dilution provisions. Mr. Werner is employed by us “at-will,” which means that either he or we may terminate his employment at any time, with or without cause, and with or without notice. The offer letter also contains an agreement to enter into a confidentiality agreement with us.

Under the terms of the offer letter, upon a change of control, we agreed to negotiate in good faith with Mr. Werner on an accelerated vesting clause for his stock options, which clause could be invoked by Mr. Werner if he was not retained in an equivalent position after the change of control. We estimate the value of such accelerated stock options at $22,947,532, based on the information contained in the “Outstanding Equity Awards At 2006 Fiscal Year-End Table” above and our closing stock price of $37.17 per share on December 29, 2006, and assuming the change of control occurred on December 29, 2006. Additionally, we agreed to pay Mr. Werner an amount equivalent to one year of his base salary and provide him with one year of benefits if Mr. Werner is terminated by us without cause. These benefits include medical, dental, vision and life insurance benefits. Based on the fact that Mr. Werner did not elect to be covered under our benefit programs for 2006, but was automatically enrolled in a life insurance benefit entitling his beneficiaries to payment equal to one times his annual salary, we estimate the value of such agreement at $323,000. Please see disclosure under the “2006 Summary Compensation Table” and “Outstanding Equity Awards at 2006 Fiscal Year-End Table” above for more information on Mr. Werner’s current base salary and currently outstanding options.

Thomas L. Dinwoodie. Mr. Dinwoodie is a party to an amended and restated employment agreement, effective as of January 11, 2007. Pursuant to this agreement, Mr. Dinwoodie is entitled to receive a base salary of $243,338 per year, subject to annual review, and is entitled to receive a target bonus of 50% of his base salary in accordance with our 2007 KEBP.

Mr. Dinwoodie’s employment agreement expires on November 1, 2008 and renews automatically, unless terminated, for three-year periods thereafter. In the event we terminate Mr. Dinwoodie’s employment without cause (as defined in his employment agreement), or Mr. Dinwoodie resigns for good reason (as defined in his employment agreement), Mr. Dinwoodie will be entitled to receive benefits for two years, 24 months’ salary, any earned but unpaid bonus from the year prior to his termination or resignation and his pro rata target bonus for the current year.

In the event we terminate Mr. Dinwoodie’s employment for cause, or Mr. Dinwoodie resigns without good reason, all further vesting of Mr. Dinwoodie’s outstanding equity awards will terminate, compensation payments (except as to amounts already earned) will cease and Mr. Dinwoodie will be entitled to receive benefits only through the date of his termination or resignation.

In the event Mr. Dinwoodie’s employment is terminated by reason of death or disability, Mr. Dinwoodie or his estate will be entitled to receive any earned but unpaid bonus from the year prior to his death or disability, his pro rata target bonus for the current year and benefits in accordance with the then-applicable company plans, and all of Mr. Dinwoodie’s outstanding equity awards will terminate to the extent provided under his award agreements. In addition, all provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the equity restriction agreement effective as of January 11, 2007 between Mr. Dinwoodie and us will lapse.

Emmanuel T. Hernandez. On April 1, 2005, Mr. Hernandez entered into an offer letter by which he agreed to serve as our Chief Financial Officer. Under the terms of the offer letter, Mr. Hernandez was entitled to receive an annual salary of $299,520 and bonus in an amount up to 80% of his base salary. Mr. Hernandez’s annual salary for 2006 was $310,000. In connection with the offer letter, Mr. Hernandez was granted an option to purchase 1,041,738 shares of our class A common stock at an exercise price of $3.30 per share, subject to anti-dilution provisions. The offer letter also contains an agreement to enter into a confidentiality agreement with us, and limits our ability to make certain changes that result in Mr. Hernandez’s constructive termination.

Under the terms of the offer letter, upon a change of control in which Cypress repurchases our minority interests, Mr. Hernandez’s options will fully vest. We estimate the value of such stock option vesting at $15,681,505, based on the information contained in the “Outstanding Equity Awards At 2006 Fiscal Year-End Table” above and our closing stock price of $37.17 per share on December 29, 2006, and assuming the change of control occurred on December 29, 2006. However, upon a change of control in which our management team conducts a leveraged buy-out and seeks financing from Cypress, Mr. Hernandez’s options will not accelerate. Please see disclosure under the “Outstanding Equity Awards at 2006 Fiscal Year-End Table” above for more information on Mr. Hernandez’s currently outstanding options.

Bruce R. Ledesma. Mr. Ledesma is a party to an amended and restated employment agreement, effective as of January 11, 2007. Pursuant to this agreement, Mr. Ledesma is entitled to receive a base salary of $225,000 per year, subject to annual review, and is entitled to receive a target bonus of approximately 50% of his base salary in accordance with our 2007 KEBP.

Mr. Ledesma’s employment agreement terminates on November 1, 2008 and renews automatically, unless terminated, for three-year periods thereafter. In the event we terminate Mr. Ledesma’s employment without cause (as defined in his employment agreement), or Mr. Ledesma resigns for good reason (as defined in his employment agreement), Mr. Ledesma will be entitled to receive, depending on his number of full years of continuous employment by us at the time of termination of his employment or his resignation, benefits for between six and 12 months, six to 12 months’ salary, any earned but unpaid bonus from the previous year and his pro rata target bonus for the current year.

In the event we terminate Mr. Ledesma’s employment for cause or Mr. Ledesma resigns without good reason, all further vesting of Mr. Ledesma’s outstanding equity awards will terminate, compensation payments (except as to amounts already earned) will cease and Mr. Ledesma will be entitled to receive benefits only through the date of his termination or resignation.

In the event Mr. Ledesma’s employment is terminated by reason of death or disability, Mr. Ledesma or his estate will be entitled to receive any earned but unpaid bonus from the year prior to his death or disability, his pro rata target bonus for the current year and benefits in accordance with the then-applicable company plans, and all of Mr. Ledesma’s outstanding equity awards will terminate the extent provided under his award agreements. In addition, all provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the equity restriction agreement effective as of January 11, 2007 between Mr. Ledesma and us will lapse.

P.M. Pai. On January 14, 2005, P.M. Pai entered into an offer letter by which he agreed to serve as our Chief Operating Officer. Under the terms of the offer letter, Mr. Pai was entitled to receive an annual salary of $220,000 and bonus in an amount up to 50% of his base salary. Mr. Pai’s annual salary for 2006 was also $220,000. In connection with the offer letter, Mr. Pai was granted an option to purchase 425,000 shares of our class A common stock.

Howard J. Wenger. Mr. Wenger is a party to an amended and restated employment agreement, effective as of January 11, 2007. Pursuant to this agreement, Mr. Wenger is entitled to receive a base salary of $232,523 per year, subject to annual review, and is entitled to receive a target bonus of 50% of his base salary in accordance with our 2007 KEBP.

Mr. Wenger’s employment agreement terminates on November 1, 2008 and renews automatically, unless terminated, for three-year periods thereafter. In the event we terminate Mr. Wenger’s employment without cause (as defined in his employment agreement), or Mr. Wenger resigns for good reason (as defined in his employment agreement), Mr. Wenger will be entitled to receive, depending on his number of full years of continuous employment by us at the time of the termination of his employment or his resignation, benefits for between six and 12 months, six to 12 months’ salary, any earned but unpaid bonus from the year prior to his termination or resignation and his pro rata target bonus for the current year.

In the event we terminate Mr. Wenger’s employment for cause or Mr. Wenger resigns without good reason, all further vesting of Mr. Wenger’s outstanding equity awards will terminate, compensation payments (except as to amounts already earned) will cease and Mr. Wenger will be entitled to receive benefits only through the date of his termination or resignation.

In the event Mr. Wenger’s employment is terminated by reason of death or disability, Mr. Wenger or his estate will be entitled to receive any earned but unpaid bonus from the year prior to his death or disability, his pro rata target bonus for the current year and benefits in accordance with the then-applicable company plans, and all of Mr. Wenger’s outstanding equity awards will terminate to the extent provided under his award agreements. In addition, all provisions regarding forfeiture, restrictions on transfer and repurchase rights pursuant to the equity restriction agreement effective as of January 11, 2007 between Mr. Wenger and us will lapse.

In addition to the foregoing discussion concerning Messrs. Dinwoodie, Ledesma and Wenger, if, during the period beginning three months before and ending 18 months following a change of control (as defined in the respective employment agreement of each of Messrs. Dinwoodie, Wenger and Ledesma), such individual’s employment is terminated other than for cause or he resigns for good reason, all of such individual’s unvested stock options or restricted stock granted from and after the date of the merger will become fully vested. Any pro rata distribution (or retirement and pro rata issuance) of our shares held by Cypress to our public shareholders (in proportion to their shareholdings of Cypress) shall not constitute a change of control.

Pursuant to his employment agreement, each of Messrs. Dinwoodie, Wenger and Ledesma also agreed to certain non-solicitation provisions, which apply for up to one year following the termination of his employment, and Messrs. Dinwoodie and Wenger agreed to non-competition restrictions, which apply for two years following the merger.

In addition to their respective employment agreements, each of Messrs. Dinwoodie, Wenger and Ledesma, as well as certain other members of PowerLight’s management, entered into equity restriction agreements with us pursuant to which they each agreed that half of the aggregate amount of our class A common stock received by them at the closing of the merger and our class A common stock to be received by them upon the exercise of vested stock options held by them at the closing of the merger would be subject to certain transfer and repurchase restrictions. Specifically, these individuals agreed to give SunPower the right to repurchase the shares of our class A common stock subject to the restrictions for two years following the date of the closing of the merger. If Mr. Dinwoodie, Mr. Wenger or Mr. Ledesma is terminated for cause or resigns other than for good reason (each as defined in their respective equity restriction agreement) during the restriction period, we have the right to repurchase any or all of such person’s respective shares still subject to the restrictions for $0.01 per share. Provided that Mr. Dinwoodie, Mr. Wenger and Mr. Ledesma remain employed by us, the restrictions and repurchase right lapse on one quarter of the shares semi-annually. The restrictions and repurchase right lapse immediately upon termination by reason of death or disability or upon resignation for good reason or termination other than for cause.

DIRECTOR COMPENSATION

2006 Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2006:

Name	Fees Earned or Paid in Cash(1)($)	Stock Awards(2)($)	Option Awards(3)($)	All Other Compensation($)	Total($)
(a)	(b)	(c)	(d)	(g)	(h)
W. Steve Albrecht	$47,500	$6,876	$115,362	$0	$169,738
Pat Wood III	73,141	6,876	116,227	0	196,244
Betsy S. Atkins	79,552	6,876	142,698	0	229,126
Thurman J. Rodgers	0	34,408	0	0	34,408

(1)	The amounts listed under “Fees Earned or Paid in Cash” include, in addition to the normal retainer of $25,000, normal board fee of $10,000, a normal committee chair fee of $12,500, and payments for service by Mr. Wood and Ms. Atkins on a special committee of the board of $13,969 and $32,052, respectively.
(2)	These amounts are the amounts of compensation cost recognized in 2006 for financial reporting purposes related to stock awards in 2006 and prior years, excluding the effect of certain forfeiture assumptions. See Note 14 to our condensed consolidated financial statements for the twelve months ended December 31, 2006 for details as to the assumptions used to determine the fair value of the stock awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies.” The non-employee directors had stock awards outstanding as of December 31, 2006 for the following number of shares: Mr. Albrecht, 2,000; Mr. Wood, 2,000; Ms. Atkins, 2,000; and Mr. Rodgers (who engages in certain management activities in addition to participating in board meetings, including among other things participating in full day quarterly business reviews, ongoing technology review and oversight, and other management activities), 10,000. Each non-employee director other than Mr. Rodgers received a grant of 2,000 shares of restricted stock on June 27, 2006, of which 1,000 shares were immediately vested. Mr. Rodgers received a grant of 10,000 shares of restricted stock on June 27, 2006, of which 5,000 shares were immediately vested. The entire grant date fair value (including amounts reported for 2006) of the stock award issued to the non-employee directors in 2006 was as follows: Mr. Albrecht, $53,720; Mr. Wood, $53,720; Ms. Atkins, $53,720; and Mr. Rodgers, $268,600.
(3)	These amounts are the amounts of compensation cost recognized in 2006 for financial reporting purposes related to option awards in 2006 and prior years, excluding the effect of certain forfeiture assumptions. See Note 14 to our condensed consolidated financial statements for the twelve months ended December 31, 2006 for details as to the assumptions used to determine the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies.” The non-employee directors had option awards outstanding as of December 31, 2006 for the following number of shares: Mr. Albrecht, 37,000; Mr. Wood, 42,000; Ms. Atkins, 34,299; and Mr. Rodgers, 0. Each non-employee director other than Mr. Rodgers received a option grant for 6,000 shares of stock, with an exercise price of $39.35, on May 4, 2006. The option vests monthly over a period of one year. The entire grant date fair value (including amounts reported for 2006) of the option award issued to the non-employee directors in 2006 was as follows: Mr. Albrecht, $187,620; Mr. Wood, $187,620; Ms. Atkins, $187,620; and Mr. Rodgers, $0.

Mr. Rodgers, who is the Chief Executive Officer of Cypress, does not receive any cash compensation for his service on our board of directors. Otherwise, our independent directors receive an annual retainer of $25,000. In addition, non-employee directors receive annual compensation of $15,000 as committee chairperson. Each committee member other than a committee chairperson will receive additional annual compensation of $10,000. We also reimburse non-employee directors for expenses incurred in attending meetings.

Our cash compensation program for non-employee directors described above will continue for 2007. If Proposal Two described above is not approved by our stockholders, in addition to the cash compensation, non-employee directors will automatically receive shares under our 2005 Stock Incentive Plan. An outside director who first joins our board of directors will be granted an initial option to purchase 30,000 shares of our class A common stock on the date of his or her election to our board. The initial option vests and becomes exercisable over five years, with the first 20% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Immediately after each of our regularly scheduled annual meetings of stockholders, each director will be automatically granted a non-statutory option to purchase 6,000 shares of our class A common stock, provided the director has served on our board for at least six months. The options will vest monthly in equal parts over a five-year period after the date of grant. The options granted to outside directors will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, and will become fully vested if we are subject to a change of control. If Proposal Two described above is approved by our stockholders, the non-cash compensation program described in connection with Proposal Two above will apply in 2007.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our definitive proxy statement on Schedule 14A for our 2007 Annual Meeting, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Betsy S. Atkins, Chair
W. Steve Albrecht
Pat Wood III

OTHER DISCLOSURES

Certain Relationships and Related Transactions

Other than the compensation agreements and other arrangements described above, and the transactions described below, since January 2006 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeded or will exceed $120,000; and

•

in which any current director, director nominee, executive officer, beneficial owner of more than 5% of any class of our common stock, or any immediate family member of such persons had or will have a direct or indirect material interest.

As of the Record Date, Cypress had beneficial ownership of 52,033,287 shares of our class B common stock. The amount of shares owned by Cypress represents 67.2% beneficial ownership and 94.3% of our voting rights because our class B common stock is entitled to eight votes per share, while our class A common stock, which is held by all stockholders other than Cypress, is entitled to one vote per share.

Arrangements between SunPower Corporation and Cypress Semiconductor Corporation

Master Separation Agreement

In 2005, we entered into a master separation agreement containing the framework with respect to our separation from Cypress. Various ancillary agreements are exhibits to the master separation agreement and detail the separation of and the various interim and ongoing relationships between Cypress and SunPower, including an employee matters agreement, a tax sharing agreement, a master transitions service agreement, a lease agreement, a wafer supply agreement, an indemnification and insurance matters agreement, and an investor rights agreement. These agreements are described more fully below.

Expenses. We and Cypress each bear our own internal costs incurred in consummating the separation.

Dispute Resolution. If problems arise between us and Cypress, we would follow these procedures:

•	The parties first make a good faith effort to first resolve the dispute through negotiation.

•	If negotiations fail, the parties attempt to resolve the dispute through non-binding mediation.

•	If mediation fails, the parties may seek relief in any court of competent jurisdiction.

Representations and Warranties. The parties makes representations to each other in the master separation agreement regarding their respective power and authority to enter into the master separation agreement and the ancillary agreements.

Confidentiality. Each party would treat as confidential and not disclose confidential information of the other party except in specific circumstances.

Employee Matters Agreement

All of our eligible employees will be able to continue to participate in Cypress’ health plans, life insurance and 401(k) plan, as they may change from time to time, until the earliest of (1) the date on which we cease to be controlled by Cypress for purposes of the applicable sections of the Internal Revenue Code or we otherwise cease to be eligible to participate in Cypress’ plans, (2) the date on which Cypress’ cost under its health plans or life insurance program increases as a result of claims that we make under such plans or program or (3) such earlier date as we and Cypress mutually agree.

We intend to have our own benefit plans established by the time our employees no longer are eligible to participate in Cypress’ benefit plans. Once we have established our own benefit plans, we will have the ability to modify or terminate each plan in accordance with the terms of those plans and our policies. It is our intent that employees not receive duplicate benefits as a result of participation in our benefit plans and the corresponding Cypress benefit plans.

Indemnification and Insurance Matters Agreement

General Indemnification. We will indemnify Cypress and its affiliates, agents, successors and assigns from all liabilities that any third party seeks to impose on such entities arising from:

•	our business, any of our liabilities, any of our contracts or any action or inaction by us with respect to any shared contracts;

•	any breach by us of the master separation agreement or any ancillary agreement; and

•	any liability arising from any untrue statement of a material fact or any omission of a material fact.

Cypress will indemnify us and our affiliates, agents, successors and assigns from all liabilities arising from:

•	Cypress’ business, other than our business; and

•	any breach by Cypress of the master separation agreement or any ancillary agreement.

The agreement will also contain provisions governing notice and indemnification procedures.

Indemnification for Environmental Matters. We will indemnify Cypress and its affiliates, agents, successors and assigns from all liabilities arising from environmental conditions:

•	existing on, under, about or in the vicinity of any of our facilities, or arising out of operations occurring at any of our facilities, whether prior to or after the separation;

•

existing on, under, about or in the vicinity of the Philippines facility which we occupy, or arising out of operations occurring at such facility, whether prior to or after the separation, to the extent that those liabilities were caused by us; and

•

arising out of hazardous materials found on, under or about any landfill, waste, storage, transfer or recycling site and resulting from hazardous materials stored, treated, recycled, disposed or otherwise handled at such sites prior to the separation.

Insurance Matters. The agreement contains provisions governing our insurance coverage (other than our directors and officers insurance, for which we have our own separate policy) until the earliest of (1) the date on which Cypress ceases to own at least 50% of the total combined voting power of all classes of our capital stock or we otherwise cease to be eligible to be included in Cypress’ coverage, (2) the date on which we cease to qualify for coverage under the terms of a particular insurance policy, (3) the date on which Cypress’ cost of insurance under any particular insurance policy increases as a result of claims that we make under such insurance policy, or (4) the date on which Cypress and we mutually agree to terminate this arrangement. Prior to that time, Cypress will maintain insurance policies on our behalf, and we shall reimburse Cypress for expenses related to insurance coverage during this period. We will work with Cypress to secure additional insurance if desired and cost effective.

Tax Sharing Agreement

Cypress and SunPower have entered into a tax sharing agreement providing for each of the party’s obligations concerning various tax liabilities. The tax sharing agreement is structured such that Cypress will pay all federal, state, local and foreign taxes that are calculated on a consolidated or combined basis (while SunPower is a member of Cypress’s consolidated or combined group pursuant to federal, state, local and foreign tax law). In return, SunPower’s tax liability for such taxes will be determined based upon its separate return tax liability, as defined under the tax sharing agreement. It is anticipated that such liability will be largely based on a pro forma calculation as if SunPower were filing a separate income tax return in each jurisdiction, rather than on a combined or consolidated basis with Cypress.

SunPower will continue to be jointly and severally liable for tax liability as governed under federal, state and local law to the extent of its activities as a member of the Cypress consolidated or combined group. Accordingly, although the tax sharing agreement allocates tax liabilities between Cypress and all its consolidated subsidiaries, for any period in which SunPower is included in Cypress’ consolidated group, SunPower could be liable in the event that any federal tax liability was incurred, but not discharged, by any other member of the group.

If Cypress distributes our class B common stock to Cypress stockholders in a transaction intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Cypress intends to obtain an opinion of counsel and/or a ruling from the Internal Revenue Service to the effect that such distribution qualifies under Section 355 of the Code. Despite such an opinion or ruling, however, the distribution may nonetheless be taxable to Cypress under Section 355(e) of the Code if 50% or more of our voting power or economic value is acquired as part of a plan or series of related transactions that includes the distribution of our stock. The tax sharing agreement includes our obligation to indemnify Cypress for any liability incurred as a result of issuances or dispositions of our stock after the distribution, other than liability attributable to certain dispositions of our stock by Cypress, that cause Cypress’ distribution of shares of our stock to its stockholders to be taxable to Cypress under Section 355(e) of the Code. Our ability to use our equity to obtain additional financing or to engage in acquisition transactions for a period of time after a distribution will be restricted if we can only sell or issue a limited amount of our stock before triggering our obligation to indemnify Cypress for taxes it incurs under Section 355(e) of the Code.

The tax sharing agreement further provides for cooperation with respect to tax matters, the exchange of information and the retention of records which may affect the income tax liability of either party. Disputes arising between Cypress and SunPower relating to matters covered by the tax sharing agreement are subject to resolution through specific dispute resolution provisions contained in the agreement.

Master Transition Services Agreement

We have also entered into a master transition services agreement which governs the provisions of services to us by Cypress, such as corporate accounting, tax and treasury, human resources, legal matters, wafer services, training programs, and information technology.

For a period of three years following our initial public offering in November 2005, Cypress has agreed to provide these services and we have agreed to pay Cypress for services provided to us, either at cost (which, for purposes of the master transition services agreement, means an appropriate allocation of Cypress’s full salary and benefits costs associated with such individuals as well as any out-of-pocket expenses that Cypress incurs in connection with providing us with those services) or at the rate charged to other Cypress departments or subsidiaries using these services. Cypress will have the ability to terminate all or a portion of the master transition services agreement upon prior notice to us. In addition, Cypress will incur no liability in connection with the provision of these services.

Lease Agreement

We have entered into a lease agreement with Cypress for our manufacturing facility in the Philippines, with a term of 15 years. Under the lease, we pay Cypress at a rate equal to the cost to Cypress for that facility until the earlier of 10 years or such time as Cypress ceases to own at least 50% of the total combined voting power of all classes of our capital stock. Thereafter, we will pay market rent for the facility. We have the right to purchase the facility from Cypress at any time at Cypress’s original purchase price plus interest computed on a variable index starting on the date of purchase by Cypress until the sale to us. The current purchase price of the facility is approximately $10 million.

Wafer Supply Agreement

We have entered into an agreement with Cypress to continue to make infrared and imaging detector products for us on the same terms and at the same prices at which Cypress fabricates wafers for other internal divisions or subsidiaries of Cypress for three years following our initial public offering in November 2005, or until such time as Cypress ceases to own at least 50% of the total combined voting power of all classes of our capital stock, after which a new supply agreement would be negotiated. In addition, we may use other Cypress fabrication facilities for development work on a cost per activity basis.

PowerLight Acquisition

In conjunction with the acquisition of PowerLight, we entered into a commitment letter with Cypress during the fourth quarter of fiscal 2006 under which Cypress agreed to lend us up to $130 million in cash in order to facilitate the financing of acquisitions or working capital requirements. In February 2007, the commitment letter was terminated. No borrowings were utilized and no borrowings were outstanding at the termination date.

In addition, Cypress has entered into an agreement with PowerLight in which Cypress has agreed not to solicit to sell, make any agreement to sell, or make any demand registration rights for any of its SunPower class B common shares until the earlier of (1) June 30, 2007 and (2) 60 days after the date on which the Registration Statement on Form S-3 is filed with the Securities and Exchange Commission in connection with the resale of our class A common stock issued in the PowerLight acquisition.

Related Persons Transactions Policy and Procedures

It is our general policy to conduct our business activities and transactions with the highest level of integrity and ethical standards and in accordance with all applicable laws. In addition it is our policy to avoid situations that create an actual or potential conflict between our interests and the personal interests of our officers and directors. Under the Corporate Governance Principles adopted by the Nominating and Corporate Governance Committee, that committee is responsible for considering questions of possible conflicts of interest of officers and directors. In addition, related party transactions must be approved by the Audit Committee in compliance with the rules of the Nasdaq Stock Market LLC, and the Audit Committee must present material related party transactions to the full Board of Directors for approval. A related party transaction will only be approved if the directors determine that it is in the best interests of SunPower. If a director is involved in the transaction, he or she will be recused from all decisions about the transaction.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee for 2006 were Betsy S. Atkins (Chair), W. Steve Albrecht, and Pat Wood III. No member of our Compensation Committee was at any time during fiscal 2006 one of our officers or employees, or is one of our former officers. No member of our Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. Additionally, during 2006, none of our executive officers or directors was a member of the board of directors, or any committee of the board of directors, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules and regulations of the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission and the Nasdaq Stock Market LLC. Such executive officers, directors and greater than 10% stockholders are also required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms that they file. We periodically remind our directors and executive officers of their reporting obligations and assist in making the required disclosures once we have been notified that a reportable event has occurred. We are required to report in this proxy statement any failure by any of the above-mentioned persons to make timely Section 16 reports.

Based solely on our review of the copies of such forms received by us, and written representations from our directors and executive officers, we are unaware of any instances of noncompliance, or late compliance, with Section 16(a) filing requirements by our directors, executive officers or greater than 10% stockholders during 2006, other than the following filings, each of which was filed late due to administrative error: two reports for Mr. Aschenbrenner reporting two transactions; one report reporting one transaction for each of Ms. Atkins and Messrs. Albrecht and Wood; two reports for Mr. Hernandez reporting two transactions; and three reports for Dr. Swanson reporting three transactions.

DELIVERY OF VOTING MATERIALS

To reduce the expenses of delivering duplicate voting materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one set of proxy solicitation materials, meaning this Proxy Statement and our 2007 Annual Report, to stockholders who share the same address, unless otherwise requested. Each stockholder will receive a separate proxy card or voting instruction form and retains a separate right to vote on all matters presented at the meeting.

If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials or request that we only send one set of voting materials to you if you are receiving multiple copies by writing to us at SunPower Corporation, 3939 North First Street, San Jose, California 95134, Attention: Corporate Secretary, or calling us at (408) 240-5500.

It is important that your proxy card be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, and sign the enclosed proxy card and return it promptly in the envelope provided for that purpose, or vote by telephone or via the Internet by following the directions on the proxy card. By returning your proxy card or voting by phone or Internet promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum is present at the Annual Meeting. Stockholders who attend the Annual Meeting may revoke a prior proxy vote and vote their shares in person as set forth in this proxy statement.

For the Board of Directors of SUNPOWER CORPORATION

/s/ Bruce R. Ledesma
Bruce R. Ledesma
Corporate Secretary

San Jose, California

Dated: April 4, 2007

APPENDIX A

SUNPOWER CORPORATION

AMENDED AND RESTATED SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN

(Adopted by the Board on August 12, 2005, amended by the Board on September 23, 2005, amended by the Board and the stockholders on May 4, 2006, amended by the Board and the stockholders effective February 12, 2007, and amended by the Board and the stockholders effective May 4, 2007).

(Reflects 2:1 Reverse Stock Split on November 10, 2005)

SUNPOWER CORPORATION

AMENDED AND RESTATED SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on August 12, 2005, and amended by the Board of Directors on September 23, 2005, and the Plan as so amended was approved by the shareholders of the Company on October 10, 2005, to be effective as of the date of the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Effective Date”), which was November 17, 2005. The Plan reflects the two for one reverse stock split effected on November 10, 2005. The Plan was subsequently amended by the Board of Directors and the shareholders of the Company on May 4, 2006, and again amended by the Board of Directors and the shareholders of the Company effective February 12, 2007. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of any of the following events:

(i) Any “person” (as defined below) other than Cypress Semiconductor Corporation who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(ii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the initial offering of Stock to the public or if there is a spin off of the Company by a Parent resulting in a dividend or distribution payable in Stock to the Parent’s stockholders.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(g) “Company” shall mean SunPower Corporation, a California corporation, until it reincorporates in Delaware prior to Effective Date, by merging into SunPower Corporation, a Delaware corporation, and after such reincorporation and merger the “Company” shall mean SunPower Corporation, a Delaware corporation.

(h) “Consultant” shall mean (i) a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee, or (ii) a common-law employee of an Affiliate.

(i) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(l) “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market LLC, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii) If the Stock was traded on The Nasdaq Stock Market LLC, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market LLC;

(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(r) “Outside Director” shall mean a member of the Board of Directors who is also an “independent director” as defined in (i) if the Stock is listed on The Nasdaq Stock Market LLC, Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market LLC, as such rule may be amended from time to time, which governs the independence determination with respect to directors serving on the board of directors for companies listed on The Nasdaq Stock Market LLC or (ii) if the Stock is listed on the New York Stock Exchange, Section 303A.02 of the New York Stock Exchange Listed Company Manual, as such rule may be amended from time to time, which governs the independence determination with respect to directors serving on the board of directors for companies listed on the New York Stock Exchange.

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “Participant” shall mean an individual or estate who holds an Award.

(u) “Plan” shall mean this SunPower Corporation 2005 Stock Incentive Plan, as amended or amended and restated from time to time.

(v) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w) “Restricted Share” shall mean a Share awarded under the Plan.

(x) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y) “SAR” shall mean a stock appreciation right granted under the Plan.

(z) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(aa) “Service” shall mean service as an Employee, Consultant or Outside Director. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an

Employee’s employment will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(bb) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(cc) “Stock” shall mean the Class A Common Stock of the Company.

(dd) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(ee) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ff) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(gg) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh) “Total and Permanent Disability” shall mean permanent and total disability as defined by section 22(e)(3) of the Code.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Awards are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be made subject to each Award;

(vii) To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(viii) To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(ix) To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(x) To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xi) To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

(xiii) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Automatic Grants to Outside Directors. Unless otherwise determined by the Board of Directors, the following Awards shall be automatically granted as follows:

(i)(A) Each Outside Director who first joins the Board of Directors on or after the Effective Date but prior to May 4, 2007, and who was not previously an Employee, shall receive a Nonstatutory Option,

subject to approval of the Plan by the Company’s stockholders, to purchase thirty thousand (30,000) Shares (subject to adjustment under Section 11) on the date of his or her election to the Board of Directors, and (B) each Outside Director who first joins the Board of Directors on or after May 4, 2007, and who was not previously an Employee, shall receive a Nonstatutory Option, subject to approval of the Plan by the Company’s stockholders, to purchase twenty thousand (20,000) Shares (subject to adjustment under Section 11) on the date of his or her election to the Board of Directors. Twenty percent (20%) of the Shares subject to each Option granted under this Section 4(b)(i) shall vest and become exercisable on the first anniversary of the date of grant. The balance of the Shares subject to such Option (i.e. the remaining eighty percent (80%)) shall vest and become exercisable monthly over a four-year period beginning on the day which is one month after the first anniversary of the date of grant, at a monthly rate of 1  2/3% of the total number of Shares subject to such Options. Notwithstanding the foregoing, each such Option shall become vested if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(ii) Each Outside Director who first joins the Board of Directors on or after May 4, 2007, and who was not previously an Employee, shall receive, subject to approval of the Plan by the Company’s stockholders, a grant of 2,000 Restricted Shares (subject to adjustment under Section 11) on the date of his or her election to the Board of Directors. Such grant will be subject to forfeiture and restrictions on transfer until vested. Twenty-five percent (25%) of such Restricted Shares granted under this Section 4(b)(ii) shall vest, and the restrictions on the transfer of such percentage of Restricted Shares shall be removed, quarterly over a one-year period, with the first twenty-five percent (25%) of such Restricted Shares vesting, and the restrictions on the transfer of such percentage of Restricted Shares first being removed, on the day that is three-month anniversary of the date of grant. Notwithstanding the foregoing, each such Restricted Share shall become vested and have its transfer restrictions removed if a Change in Control occurs with respect to the Company during the Outside Director’s Service.

(iii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring after the Effective Date, each Outside Director or Consultant who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase six thousand (6,000) Shares (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months. Each Option granted under this Section 4(b)(iii) shall vest and become exercisable monthly over a five-year period beginning on the day which is one month after the date of grant, at a monthly rate of 1  2/3% of the total number of Shares subject to such Options. Notwithstanding the foregoing, each Option granted under this Section 4(b)(ii) shall become vested if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(iv) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the Company’s 2007 annual meeting, each Outside Director or Consultant who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive, subject to approval of the Plan by the Company’s stockholders, a grant of 2,000 Restricted Shares (subject to adjustment under Section 11), provided that such Outside Director or Consultant has served on the Board of Directors for at least six months. Such grant will be subject to forfeiture and restrictions on transfer until vested. Twenty-five percent (25%) of such Restricted Shares granted under this Section 4(b)(iv) shall vest, and the restrictions on the transfer of such percentage of Restricted Shares shall be removed, quarterly over a one-year period, with the first twenty-five percent (25%) of such Restricted Shares vesting, and the restrictions on the transfer of such percentage of Restricted Shares first being removed, on the day that is three-month anniversary of the date of grant. Notwithstanding the foregoing, each such Restricted Share shall become vested and have its transfer restrictions removed if a Change in Control occurs with respect to the Company during the Outside Director’s or Consultant’s Service.

(v) Each Outside Director or Consultant who is first appointed Chairman of the Board of Directors on or after May 4, 2007, and who was not previously an Employee, shall receive, subject to approval of the Plan by the Company’s stockholders, a grant of 10,000 Restricted Shares (subject to adjustment under

Section 11) on the date of his or her appointment as Chairman of the Board of Directors. Such grant will be subject to forfeiture and restrictions on transfer until vested. Twenty-five percent (25%) of such Restricted Shares granted under this Section 4(b)(v) shall vest, and the restrictions on the transfer of such percentage of Restricted Shares shall be removed, quarterly over a one-year period, with the first twenty-five percent (25%) of such Restricted Shares vesting, and the restrictions on the transfer of such percentage of Restricted Shares first being removed, on the day that is three-month anniversary of the date of grant. Notwithstanding the foregoing, each such Restricted Share shall become vested and have its transfer restrictions removed if a Change in Control occurs with respect to the Company during the Service of the Chairman of the Board of Directors.

(vi) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the Company’s 2007 annual meeting, the Chairman of the Board of Directors shall receive, subject to approval of the Plan by the Company’s stockholders, a grant of 10,000 Restricted Shares (subject to adjustment under Section 11), provided that the Chairman of the Board of Directors has served on the Board of Directors for at least six months and will continue serving as Chairman of the Board of Directors thereafter. Such grant will be subject to forfeiture and restrictions on transfer until vested. Twenty-five percent (25%) of such Restricted Shares granted under this Section 4(b)(vi) shall vest, and the restrictions on the transfer of such percentage of Restricted Shares shall be removed, quarterly over a one-year period, with the first twenty-five percent (25%) of such Restricted Shares vesting, and the restrictions on the transfer of such percentage of Restricted Shares first being removed, on the day that is three-month anniversary of the date of grant. Notwithstanding the foregoing, each such Restricted Share shall become vested and have its transfer restrictions removed if a Change in Control occurs with respect to the Company during the Service of the Chairman of Board of Directors.

(vii) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

(viii) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the day before the tenth anniversary of the date of grant of such Options or (B) the date twelve months after the termination of such Outside Director’s Service for any reason; provided, however, that any such Options that are not vested upon the termination of the Outside Director’s service as a member of the Board of Directors for any reason shall terminate immediately and may not be exercised.

(c) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d) Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 396,735 Shares (i) minus the aggregate number of Shares subject to options granted under the Company’s 1988 Incentive Stock Plan and 1996 Stock Plan (the “Prior Plans”) between August 12, 2005 and the Effective Date, (ii) plus any Shares subject to options granted under the Prior Plans which lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005, (iii) plus any of the 105,000 Shares subject to non-plan options granted during 2004 that lapse or otherwise terminate prior to being exercised subsequent to August 12, 2005, and (iv) plus 1,375,481 Shares. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Award Limitation. Subject to the provisions of Section 11, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than five hundred thousand (500,000) Shares.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(c), and the Exercise Price of an NSO shall not be less 85% of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(i) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

(j) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(g) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted or (b) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make adjustments in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Sections 5(a) and (b);

(iii) The number of NSOs to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

(vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Acceleration of the expiration date of the outstanding unexercised Awards to a date not earlier than thirty (30) days after notice to the Participant; or

(v) Settlement of the value of the outstanding Awards which have vested as of the consummation of such merger or other reorganization in cash or cash equivalents; in the sole discretion of the Company, settlement of the value of some or all of the outstanding Awards which have not vested as of the consummation of such merger or other reorganization in cash or cash equivalents on a deferred basis pending vesting; and the cancellation of all vested and unvested Awards as of the consummation of such merger or other reorganization.

(d) Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12. DEFERRAL OF AWARDS.

(a) Committee Powers. The Committee (in its sole discretion) may permit or require a Participant to:

(i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 17. OTHER PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17(a) shall be void and unenforceable against the Company.

(b) Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares (“Qualifying Performance Criteria”). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. If applicable, the Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on August 12, 2015 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 20. EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

SUNPOWER CORPORATION

By:
Name:
Title:

SUNPOWER CORPORATION

AMENDED AND RESTATED SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following Option to purchase Class A Common Stock of SUNPOWER CORPORATION (the “Company”) under the Amended and Restated SunPower Corporation 2005 Stock Incentive Plan (the “Plan”):

Name of Optionee:	[Name of Optionee]

Total Number of Option Shares Granted:	[Total Number of Shares]

Type of Option:	€ Incentive Stock Option

€ Nonstatutory Stock Option

Exercise Price Per Share:	$

Grant Date:	[Date of Grant]

[Vesting Commencement Date]	Vesting Commencement Date:

Vesting Schedule:	This Option becomes exercisable with respect to the first 1/5th of the shares subject to this Option when you complete 12 months of continuous service as an Employee or a Consultant from the Vesting Commencement Date. Thereafter, this Option becomes exercisable with respect to an additional 1/60th of the shares subject to this Option when you complete each additional month of service.

Expiration Date:	[Expiration Date] This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the term and conditions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

OPTIONEE	SUNPOWER CORPORATION

By:
Optionee’s Signature

Title:
Optionee’s Printed Name

SUNPOWER CORPORATION

AMENDED AND RESTATED SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Tax Treatment

This Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code or a nonstatutory option, as provided in the Notice of Stock Option Grant. Even if this Option is designated as an incentive stock option, it shall be deemed to be a nonstatutory option to the extent required by the $100,000 annual limitation under Section 422(d) of the Internal Revenue Code.

Vesting

This Option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. This Option will in no event become exercisable for additional shares after your service as an Employee or a Consultant has terminated for any reason.

Term

This Option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the Notice of Stock Option Grant (fifth anniversary for a more than 10% stockholder as provided under the Plan if this is an incentive stock option). This Option may expire earlier if your Service terminates, as described below.

Regular Termination

If your Service terminates for any reason except death or “Total and Permanent Disability” (as defined in the Plan), then this Option will expire at the close of business at Company headquarters on the date three (3) months after the date your Service terminates (or, if earlier, the Expiration Date). The Company has discretion to determine when your Service terminates for all purposes of the Plan and its determinations are conclusive and binding on all persons.

Death

If your Service terminates because of death, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date). During that period of up to 12 months, your estate or heirs may exercise the Option.

Disability

If your Service terminates because of your Total and Permanent Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date).

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise

The Company will not permit you to exercise this Option if the issuance of shares at that time would violate any law or regulation. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Company stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Company stock as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain such approval.

Notice of Exercise

When you wish to exercise this Option you must notify the Company by completing the attached “Notice of Exercise of Stock Option” form and filing it with the Human Resources Department of the Company. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the Option exercise price for the shares you are purchasing. Payment may be made in the following form(s):

•	Your personal check, a cashier’s check or a money order.

•

Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to you. However, you may not surrender, or attest to the ownership of shares of Company stock in payment of the exercise price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

•

By delivery on a form approved by the Committee of an irrevocable direction to a securities broker approved by the Company to sell all or part of your Option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any,

•will be delivered to you. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

•

By delivery on a form approved by the Committee of an irrevocable direction to a securities broker or lender approved by the Company to pledge Option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

•	Any other form permitted by the Committee in its sole discretion.

Notwithstanding the foregoing, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

Withholding Taxes and Stock Withholding

You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this Option. The value of these shares, determined as of the effective date of the Option exercise, will be applied to the withholding taxes.

Restrictions on Resale

By signing this Agreement, you agree not to sell any Option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

Transfer of Option

In general, only you can exercise this Option prior to your death. You cannot transfer or assign this Option, other than as designated by you by will or by the laws of descent and distribution, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.

However, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.

In addition, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.

The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

Retention Rights

Neither your Option nor this Agreement gives you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this Option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this Option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in the Stock Option Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED ABOVE AND IN THE PLAN.

SUNPOWER CORPORATION

AMENDED AND RESTATED SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE OF STOCK OPTION

You must sign this Notice on the last page before submitting it to the Company.

OPTIONEE INFORMATION:

Name:	Social Security Number:

Address:	Employee Number:

OPTION INFORMATION:

Date of Grant: , 20	Type of Stock Option:
Exercise Price per Share: $	€ Nonstatutory (NSO)
Total number of shares of Class A Common Stock	€ Incentive (ISO)
Of SUNPOWER CORPORATION (the “Company”)
Covered by option:

EXERCISE INFORMATION:

Number of shares of Class A Common Stock of the Company for which option is being exercised now:                     .

(These shares are referred to below as the “Purchased Shares.”)

Total exercise price for the Purchased Shares: $

Form of payment enclosed [check all that apply]:

€	Check for $ , payable to “SUNPOWER CORPORATION”

€

Certificate(s) for                     shares of Class A Common Stock of the Company that I have owned for at least six months or have purchased in the open market. (These shares will be valued as of the date when the Company receives this notice.)

€	Attestation Form covering shares of Class A Common Stock of the Company. (These shares will be valued as of the date when the Company receives this notice.)

Name(s) in which the Purchased Shares should be registered [please check one box]:

€ In my name only

€ In the names of my spouse and myself as community property	My spouse’s name (if applicable):

€ In the names of my spouse and myself as joint tenants with the right of survivorship

€ In the name of an eligible revocable trust:	Full legal name of revocable trust

The certificate for the Purchased Shares should be sent to the following address:

ACKNOWLEDGMENTS:

1.	I understand that all sales of Purchased Shares are subject to compliance with the Company’s policy on securities trades.

2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Amended and Restated SunPower Corporation 2005 Stock Incentive Plan and the tax consequences of an exercise.

3.	In the case of a nonstatutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4.	In the case of an incentive stock option, I agree to notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I make a disqualifying disposition).

5.	I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust that does not satisfy the requirements of the Internal Revenue Service (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a “disposition” for incentive stock option tax purposes. As a result, the favorable incentive stock option tax treatment will be unavailable and other unfavorable tax consequences may occur.

SIGNATURE AND DATE:	, 20

SUNPOWER CORPORATION

3939 NORTH FIRST STREET

SAN JOSE, CA 95134

If voting by proxy, you may vote by mail or by telephone or you may vote by using the Internet. Your Internet vote authorizes the named proxies to vote in the same manner as if you had marked, signed and returned your proxy card.

To vote by the Internet, read the 2007 proxy statement and follow these easy steps:

1.	Go to the following website: http://www.proxyvote.com
2.	Enter the information requested on your computer screen.
3.	Follow the simple instructions on your computer screen.

To vote by telephone, read the 2007 proxy statement and follow these easy steps:

1. Call toll-free 1-800-690-6903 in the United States or Canada anytime on a touch-tone telephone. There is no charge to you for the call.

2. Have your proxy card in hand when you call and then follow the instructions.

Option #1: To vote as the Board of Directors recommends on ALL proposals: Press 1. When asked, please confirm your vote by pressing 1.

Option #2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SunPower Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by the Internet or by telephone, PLEASE DO NOT mail back the proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SUNPW1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SUNPOWER CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 BELOW:

Vote on Directors

1. ELECTION OF DIRECTORS:

Nominees: 01) W. STEVE ALBRECHT

02) BETSY S. ATKINS 03) T.J. RODGERS 04) THOMAS H. WERNER 05) PAT WOOD III

For Withhold For All To withhold authority to vote for any, mark “For All

All All Except Except” and write the nominee’s number on the line below.

Vote on Proposals For Against Abstain

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2007.

3. PROPOSAL TO APPROVE THE AMENDED AND RESTATED SUNPOWER CORPORATION 2005 STOCK INCENTIVE

PLAN TO INCREASE BY 925,000 THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR

ISSUANCE UNDER THE PLAN, TO MAKE CERTAIN CHANGES TO THE COMPENSATION OF DIRECTORS UNDER

THE PLAN, AND TO MAKE CERTAIN OTHER TECHNICAL AMENDMENTS TO THE PLAN.

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

(This Proxy should be marked, dated and signed by stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).

For address changes and/or comments, please check this box and write them on the back where indicated.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SUNPOWER CORPORATION

PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned stockholder of SUNPOWER CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of the 2007 Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 2007 and hereby appoints Thomas H. Werner, Emmanuel T. Hernandez and Bruce R. Ledesma, and each of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2007 Annual Meeting of Stockholders of SUNPOWER CORPORATION to be held on May 4, 2007, at 12:00 p.m. local time, at 198 Champion Court, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, AND THE AMENDED AND RESTATED SUNPOWER CORPORATION 2005 STOCK INCENTIVE PLAN TO INCREASE BY 925,000 THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN, TO MAKE CERTAIN CHANGES TO THE COMPENSATION OF DIRECTORS UNDER THE PLAN, AND TO MAKE CERTAIN OTHER TECHNICAL AMENDMENTS TO THE PLAN, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE